EXECUTION VERSION

CREDIT AGREEMENT
dated as of June 27, 2013
among
CELLULAR DYNAMICS INTERNATIONAL, INC.,
as the Company
THE VARIOUS LENDERS PARTY HERETO,
as Lenders,
and
SIXTH FLOOR INVESTORS LP,
as the Administrative Agent

Page

ARTICLE I	DEFINITIONS 1

1.1	Definitions 1

1.2	Other Interpretive Provision 15

ARTICLE II	COMMITMENTS OF THE LENDERS; EVIDENCE OF LOANS 16

2.1	Commitments of the Lenders 16

2.2	Borrowing Procedures 17

2.3	Notes 17

2.4	Recordkeeping 17

ARTICLE III	INTEREST 18

3.1	Interest 18

3.2	Default Interest 18

3.3	Interest Payments 18

3.4	Setting and Notice of LIBOR Rates 18

3.5	Computation of Interest 18

3.6	Maximum Rate 18

ARTICLE IV	FEES; PREMIUM 19

4.1	Closing Fee 19

4.2	Exit Fee 19

4.3	Premium 19

4.4	Administrative Fee 19

ARTICLE V	SCHEDULED REPAYMENT 19

5.1	Scheduled Installments 19

5.2	Payment at Maturity 20

ARTICLE VI	PREPAYMENTS 20

6.1	Voluntary Prepayments 20

6.2	Mandatory Prepayments 20

6.3	Application of Prepayments 20

ARTICLE VII	MAKING AND PRORATION OF PAYMENTS; TAXES 21

7.1	Making of Payments 21

7.2	Application of Certain Payments 21

7.3	Due Date Extension 21

7.4	Proration of Payments 21

i

(continued)
Page

7.5	Payments Free From Setoff 22

7.6	Taxes 22

ARTICLE VIII	INCREASED COSTS 25

8.1	Increased Costs 25

8.2	Mitigation of Circumstances; Replacement of Lenders 26

8.3	Conclusiveness of Statements; Survival of Provisions 27

ARTICLE IX	REPRESENTATIONS AND WARRANTIES 27

9.1	Organization; Locations of Executive Office; FEIN 27

9.2	Authorization; No Conflict 28

9.3	Validity and Binding Nature 28

9.4	Financial Condition 28

9.5	No Material Adverse Change 28

9.6	Litigation and Contingent Liabilities 28

9.7	Ownership of Properties; Liens 28

9.8	Equity Ownership; Subsidiaries 29

9.9	Pension Plans 29

9.10	Investment Company Act 30

9.11	Public Utility Holding Company Act 30

9.12	Regulation U 30

9.13	Taxes 30

9.14	Solvency 30

9.15	Environmental Matters 31

9.16	Insurance 31

9.17	Real Property 31

9.18	Information 31

9.19	Intellectual Property 32

9.20	Burdensome Obligations 32

9.21	Labor Matters 32

9.22	No Default 32

ARTICLE X	AFFIRMATIVE COVENANTS 32

10.1	Reports, Certificates and Other Information 32

10.2	Books, Records and Inspections 35

(continued)
Page

10.3	Maintenance of Property; Insurance 35

10.4	Compliance with Laws; OFAC/BSA Provision; Payment of Taxes and Liabilities 36

10.5	Maintenance of Existence 37

10.6	Use of Proceeds 37

10.7	Employee Benefit Plans 37

10.8	Environmental Matters 37

10.9	Further Assurances 38

10.10	Deposit and Securities Accounts 38

ARTICLE XI	NEGATIVE COVENANTS 38

11.1	Debt 38

11.2	Liens 39

11.3	Restricted Payments 40

11.4	Mergers, Consolidations, Sales 40

11.5	Modification of Certain Documents or Organizational Form 41

11.6	Transactions with Affiliates 41

11.7	Inconsistent Agreements 41

11.8	Investments 42

11.9	Fiscal Year 43

11.10	Unconditional Purchase Obligations 43

11.11	Restrictions on Subsidiaries 43

ARTICLE XII	EFFECTIVENESS; CONDITIONS OF LENDING, ETC 43

12.1	Initial Credit Extension 43

12.2	Other Conditions 45

12.3	Confirmatory Certificate 46

ARTICLE XIII	EVENTS OF DEFAULT AND THEIR EFFECT 46

13.1	Events of Default 46

13.2	Effect of Event of Default 48

13.3	Right to Appointment of Receiver 49

13.4	Cooperation in Event of Default 49

13.5	Setoff 50

13.6	Sharing of Payments 50

(continued)
Page

ARTICLE XIV	THE AGENT 51

14.1	Appointment and Authorization 51

14.2	Rights as a Lender 51

14.3	Exculpatory Provisions 51

14.4	Reliance by Administrative Agent 52

14.5	Delegation of Duties 53

14.6	Resignation of Administrative Agent 53

14.7	Non-Reliance on Administrative Agent and Other Lenders 54

14.8	No Other Duties 54

14.9	Administrative Agent May File Proofs of Claim 54

14.10	Indemnification 55

14.11	Collateral Matters 55

ARTICLE XV	GENERAL 56

15.1	Waiver; Amendments 56

15.2	Confirmations 57

15.3	Notices 57

15.4	Computations 57

15.5	Costs, Expenses and Taxes 57

15.6	Successors and Assigns 58

15.7	GOVERNING LAW 61

15.8	Confidentiality 61

15.9	Severability 62

15.10	Nature of Remedies 62

15.11	Entire Agreement 62

15.12	Counterparts; Effectiveness 62

15.13	Captions 63

15.14	Customer Identification - USA Patriot Act Notice 63

15.15	INDEMNIFICATION BY THE COMPANY 63

15.16	Nonliability of Lenders 64

15.17	FORUM SELECTION AND CONSENT TO JURISDICTION 64

15.18	WAIVER OF JURY TRIAL 65

ANNEXES
ANNEX A    Lenders and Pro Rata Shares
ANNEX B    Addresses for Notices

EXHIBITS
EXHIBIT A    Form of Note (Section 12.1.1)
EXHIBIT B    Form of Compliance Certificate (Section 10.1.4)
EXHIBIT C    Form of Assignment and Assumption (Section 15.6.2)
EXHIBIT D    Form of Tranche 1 Warrant
EXHIBIT E    Form of Tranche 2 Warrant

SCHEDULES
SCHEDULE 9.1    Formation Information
SCHEDULE 9.8    Equity Ownership; Subsidiaries
SCHEDULE 9.16    Insurance
SCHEDULE 9.17    Real Property
SCHEDULE 11.1    Existing Debt
SCHEDULE 11.2    Existing Liens
SCHEDULE 11.5    Proposed Amendments in Connection with IPO
SCHEDULE 11.6    Transactions with Affiliates
SCHEDULE 11.8    Investments
SCHEDULE 12.1        Debt to be Repaid

v

CREDIT AGREEMENT
THIS CREDIT AGREEMENT, dated as of June 27, 2013 (this “Agreement”), is entered into among CELLULAR DYNAMICS INTERNATIONAL, INC., a Wisconsin corporation (the “Company”), the lenders that are or from time to time may become parties hereto, as Lenders hereunder, and SIXTH FLOOR INVESTORS LP, a Delaware limited partnership (in its individual capacity, “Sixth Floor”), as administrative agent for the Lenders.
R E C I T A L S
A.    The Company has requested that the Lenders extend a term credit facility in an amount up to $20,000,000 to the Company.
B.    The Lenders have agreed to provide the financing requested by the Company on the terms and conditions herein set forth.
NOW THEREFORE, in consideration of the mutual agreements herein contained, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
1.1    Definitions. When used herein the following terms shall have the following meanings:
Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the Capital Stock of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).
Administrative Agent means Sixth Floor, in its capacity as administrative agent for the Lenders hereunder and any successor thereto in such capacity.
Affiliate of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) with respect to any Loan Party, any officer or director of such Person, and (c) with respect to any Lender, any entity administered or managed by such Lender or an Affiliate or investment advisor thereof, and (c) also, with respect to Sixth Floor, and its Assignees, any Sixth Floor Affiliate. A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless expressly stated otherwise herein, neither the Administrative Agent nor any Lender shall be deemed an Affiliate of any Loan Party.
Agreement - see the Preamble.

Approved Fund means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
Asset Disposition means the sale, lease, assignment or other transfer for value (each, a “Disposition”) by any Loan Party to any Person (other than a Loan Party) of any asset or right of such Loan Party (including, the loss, destruction or damage of any thereof or any actual or threatened (in writing to any Loan Party) condemnation, confiscation, requisition, seizure or taking thereof) other than (a) Dispositions of Intellectual Property (as such term is defined in the Security Agreement), (b) the Disposition of any asset which is to be replaced, and is in fact replaced, within 30 days with another asset performing the same or a similar function, (c) the Disposition of inventory in the ordinary course of business, and (d) other Dispositions in any Fiscal Year (i) prior to a Qualified IPO, the Net Proceeds of which do not in the aggregate exceed $100,000, and (ii) from and after a Qualified IPO, the Net Proceeds of which do not in the aggregate exceed $1,000,000.
Assignee - see Section 15.6.2.
Assignment and Assumption – see Section 15.6.2.
Attorney Costs means, with respect to any Person, all reasonable fees and charges and all disbursements of any counsel to such Person, the reasonable allocable cost of internal legal services of such Person, all disbursements of such internal counsel, and all court costs and similar legal expenses.
Business Day means any day on which the Administrative Agent is open for business in Houston, Texas.
Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.
Capitalized Rentals of any Person means as of the date of any determination thereof, the amount at which the aggregate present value of future rentals due and to become due under all Capital Leases under which such Person is a lessee.
Capital Stock means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations or any other equivalent of such ownership interest.
Cash Equivalent Investment means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-l by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or P-l by Moody’s Investors Service, Inc., (c) any certificate of deposit, time deposit or banker’s acceptance, maturing not more than one year after such time, or any overnight Federal Funds transaction, that, in each case, is issued or sold by any Lender or its holding company (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000), (d) any repurchase agreement entered into with any Lender (or commercial banking institution of the nature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder, (e) money market accounts or mutual funds, provided substantially all of the assets of such funds are comprised of securities satisfying one of the foregoing requirements, (f) investments in money market funds, and other short term liquid investments approved in writing by the Administrative Agent (which approval shall not be unreasonably withheld); and (g) bank deposit accounts maintained with any Lender or its holding company (or by any other commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000).
Change in Law means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
Change of Control means the occurrence of any of the following events:
(a)    prior to the occurrence of an IPO, the Permitted Holders cease to beneficially own and control, directly or indirectly, a majority of the Voting Stock of the Company, measured by voting power, whether as a result of the issuance of Capital Stock of the Company, any merger, consolidation, liquidation or dissolution of the Company, or any direct or indirect transfer of Capital Stock by the Permitted Holders, or otherwise; or
(b)    after an IPO, any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), excluding the Permitted Holders, shall become or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) on a fully diluted basis of the Voting Stock of the Company and a greater percentage of the Voting Stock of the Company on a fully-diluted basis than the percentage then held by the Permitted Holders; or

(c)    during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Company’s board of directors (together with any new directors (x) whose election by the Company’s board of directors was, or (y) whose nomination for election by the Company’s shareholders was (prior to the date of the proxy, consent or other solicitation relating to such nomination), approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved), shall cease for any reason to constitute a majority of the directors then in office; or
(d)    the Company shall cease to, directly or indirectly, own and control 100% of each class of the outstanding Capital Stock of each Subsidiary of the Company, if any.
For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.
Closing Date - see Section 12.1.
Code means the Internal Revenue Code of 1986, as amended.
Collateral is defined in the Security Agreement.
Collateral Documents means, collectively, the Security Agreement, each Control Agreement, each Perfection Certificate, and any other agreement or instrument pursuant to which the Company, any Subsidiary or any other Person grants or purports to grant Collateral to the Administrative Agent for the benefit of the Lenders, or that otherwise relates to such Collateral.
Commitments means the Tranche 1 Commitments and the Tranche 2 Commitments.
Company - see the Preamble.
Compliance Certificate means a Compliance Certificate in substantially the form of Exhibit B.
Contingent Liability means, with respect to any Person, each obligation and liability of such Person and all such obligations and liabilities of such Person incurred pursuant to any agreement, undertaking or arrangement by which such Person: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the Capital Stock of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount of the indebtedness, obligation or other liability guaranteed or supported thereby or, if not a fixed and determinable amount, the maximum amount so supported or guaranteed.
Control Agreement means one or more control agreements, in form and substance reasonably satisfactory to the Administrative Agent, executed and delivered by each bank or other financial institution at which the Company or any Subsidiary maintains a deposit, or securities, or other investment account, the Administrative Agent, and the Company or such Subsidiary, granting the Administrative Agent “control” (as such term is defined in the UCC) over such account.
Controlled Group means all members of a controlled group of corporations, limited liability companies or partnerships, all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.
Debt of any Person means, without duplication, (a) all indebtedness for borrowed money of such Person, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases including, without duplication, Capitalized Rentals, which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding (i) trade accounts payable in the ordinary course of business not more than 90 days past due, and (ii) deferred compensation arrangements entered into in the ordinary course of business in consideration for actual services rendered), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; provided that if such Person has not assumed or otherwise become liable for such indebtedness, such indebtedness shall be measured as the lesser of the amount of any such indebtedness or the fair market value of such property securing such indebtedness at the time of determination, (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person, (f) all Hedging Obligations of such Person, (g) all Contingent Liabilities of such Person, (h) all Debt of any partnership of which such Person is a general partner, and (i) any Capital Stock or other equity instrument, whether or not mandatory redeemable, that under GAAP is or should be characterized as debt and not equity, whether pursuant to financial accounting standards board issuance No. 150 or otherwise.

Debtor Relief Laws means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
Debt to be Repaid means the Debt identified on Schedule 12.1.
Disposition - see the definition of “Asset Disposition”.
Dollar and the sign “$” mean lawful money of the United States of America.
Eligible Assignee means any Person that meets the requirements to be an assignee under paragraphs (iii), (v), and (vi) of Section 15.6.2 (subject to such consents, if any, as may be required under paragraph (iii) of Section 15.6.2).
Environmental Claims means all claims however asserted, by any Governmental, Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.
Environmental Laws means all applicable present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances, and codes, together with all administrative or judicial orders, consent agreements, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control, or cleanup of any Hazardous Substance.
Equity Documents means the shareholders agreement of the Company, and any other agreement relating to the ownership of the Capital Stock of the Company and/or the voting and/or operational control of the Company.
ERISA means the Employee Retirement Income Security Act of 1974.
Event of Default means any of the events described in Section 13.1.
Event of Loss means, with respect to any property, any of the following: (a) any loss, destruction, or damage of such property; or (b) any actual condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.
Excluded Taxes means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Company hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Company is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 8.2), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 7.6.5, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Company with respect to such withholding tax pursuant to Section 7.6.1, and (d) any U.S. federal withholding Taxes imposed under FATCA.
Fiscal Month means a fiscal month of a Fiscal Year.
FATCA means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.
Fiscal Quarter means a fiscal quarter of a Fiscal Year.
Fiscal Year means the fiscal year of the Company and its Subsidiaries, which period shall be the 12-month period beginning on January 1 and ending on December 31.
Foreign Lender means any Lender that is organized under the laws of a jurisdiction other than that in which the Company is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
FRB means the Board of Governors of the Federal Reserve System or any successor thereto.
Fund means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and the Securities and Exchange Commission, which are applicable to the circumstances as of the date of determination.
Foreign Lender means any Lender that is organized under the laws of a jurisdiction other than that in which the Company is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

Governmental Authority means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
Guarantor and Guarantors means each Person who may provide a Guaranty from time to time.
Guaranty or Guaranties means any guaranty of all or any portion of the Obligations.
Hazardous Substances means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, radon gas and mold; (b) any chemicals, materials, pollutant, or substances in concentrations or quantities defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous substances”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, “pollutants”, or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material, or substance, the exposure to, or release of which such concentration or quantity is prohibited, limited, or regulated by, or for which any duty or standard of care is imposed pursuant to, any Environmental Law.
Hedging Agreement means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.
Hedging Obligation means, with respect to any Person, any liability of such Person under any Hedging Agreement. The amount of any Person’s obligation in respect of any Hedging Obligation shall be deemed to be the incremental obligation that would be reflected as a liability in the financial statements of such Person in accordance with GAAP.
Indemnified Liabilities - see Section 15.15.
Indemnified Taxes means Taxes other than Excluded Taxes.
Insurance Proceeds means any insurance and/or condemnation proceeds payable as a consequence of damage to or destruction of any Collateral or any other assets of the Company or any other Loan Party.
Interest Period means the one month period commencing on the Closing Date and each succeeding one month period.
Investment means, with respect to any Person, any investment in another Person, whether by acquisition of any debt or Capital Security, by making any loan or advance, by becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business) or by making an Acquisition.
IPO means an initial public offering and sale of equity securities by the Company, which securities are registered under the Securities Act of 1933, as amended (other than pursuant to a registration statement on Form S-8 or any successor form), and which offering and sale is underwritten by a nationally recognized investment bank.
Lender - means the Persons listed on Annex A and any other Person that shall have become party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
Lender Party - see Section 15.15.
LIBOR Rate means, for any Interest Period, a rate of interest equal to the greater of (a) 2.00% per annum and (b)(i) the per annum rate of interest at which United States dollar deposits in an amount comparable to the amount of the unpaid principal amount of the Loan and for a one month period are offered in the London Interbank Eurodollar market at 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period (or three (3) Business Days prior to the commencement of such Interest Period if banks in London, England were not open and dealing in offshore United States dollars on such second preceding Business Day), as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by the Administrative Agent in its sole discretion) or, if the Bloomberg Financial Markets system or another authoritative source is not available, as the LIBOR Rate is otherwise determined by the Administrative Agent in its reasonable discretion, divided by (ii) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), such rate to remain fixed for such Interest Period. The Administrative Agent’s determination of the LIBOR Rate shall be conclusive, absent manifest error.
Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.
Loan Documents means this Agreement, the Notes, the Guaranties, the Collateral Documents, the Subordination Agreements, the Warrants, and all documents, instruments and agreements delivered in connection with the foregoing from time to time.
Loan Party means the Company and each of its Subsidiaries, if any.
Loan or Loans means one or more Tranche 1 Loans and/or Tranche 2 Loans, as the context may require.

Margin Stock means any “margin stock” as defined in Regulation U.
Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business, or properties of the Company and its Subsidiaries taken as a whole, (b) a material impairment of the ability of any Loan Party to perform any of the Obligations under any Loan Document or (c) a material adverse effect upon (i) any substantial portion of the Collateral under the Collateral Documents or upon any substantial portion of the assets of the Company and its Subsidiaries taken as a whole, or (ii) the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document.
Maturity Date means the earlier of (a) June 27, 2017 or (b) the date on which the Obligations are accelerated pursuant to Section 13.
Multiemployer Pension Plan means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Company or any other member of the Controlled Group reasonably could be expected to have any liability.
Net Cash Proceeds means:
(a)    with respect to any Asset Disposition, the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by any Loan Party in connection therewith net of (i) the direct costs relating to such Asset Disposition (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by the Company to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) amounts required to be applied to the repayment of any Debt (other than Debt assumed by the purchaser of such asset) secured by a Permitted Lien on the asset subject to such Asset Disposition (other than the Loans);
(b)    with respect to any issuance of Debt, the aggregate cash proceeds received by any Loan Party pursuant to such issuance, net of the direct costs of such issuance (including up-front, underwriters’ and placement fees); and
(c)    with respect to any Event of Loss, the aggregate cash proceeds received by any Loan Party with respect to Insurance Proceeds net of all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments.
Non-Consenting Lender means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all affected Lenders in accordance with the terms of Section 15.1 and (ii) has been approved by the Required Lenders.
Note means a promissory note, including any amendments and restatements thereof, substantially in the form of Exhibit A.

Obligations means all obligations and liabilities (monetary (including post-petition interest, allowed or not) or otherwise) of any Loan Party under this Agreement and any other Loan Document including all Loans, all Attorney Costs, and all Hedging Obligations permitted hereunder which are owed to any Lender or any of its Affiliates, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.
OFAC - see Section 10.4.
Other Taxes means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
Paid in Full means the payment in full in cash and performance of all Obligations (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted).
PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.
Participant - see Section 15.6.4.
Pension Plan means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA or the minimum funding standards of ERISA (other than a Multiemployer Pension Plan), and as to which the Company or any member of the Controlled Group reasonably could be expected to have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
Perfection Certificate means a perfection certificate executed and delivered to the Administrative Agent by a Loan Party.
Permitted Capital Stock means any Capital Stock of the Company that by its terms (or by the terms of any Capital Stock into which it is convertible or for which they are exchangeable) (a) is not convertible or exchangeable for Debt or any securities that are not Permitted Capital Stock, (b) (i) does not mature and (ii) is not putable or redeemable at the option of the holder thereof, in each case in whole or in part on or prior to the date that is six months after the earlier of the scheduled Maturity Date or the actual payment in full in cash of the Obligations, (c) does not require payments of dividends or distributions in cash on or prior to the date that is six months after the earlier of the scheduled Maturity Date or the actual payment in full in cash of the Obligations, (d) is not secured by any Liens on any property or asset of a Loan Party, and (e) is not sold, issued or otherwise transferred in connection with or as a part of a public offering.

Permitted Holders means Persons beneficially owning and controlling directly or indirectly a majority of the Voting Stock of the Company as of the Closing Date.
Permitted Lien means a Lien expressly permitted hereunder pursuant to Section 11.2.
Person means any natural person, corporation, partnership, trust, limited liability company, association, Governmental Authority, or any other entity, whether acting in an individual, fiduciary or other capacity.
Premium - see Section 4.3.
Pro Rata Share means:
(a)    with respect to any Lender as to all Tranche 1 Lenders, the percentage obtained by dividing (i) the Tranche 1 Commitment of that Lender by (ii) all such Tranche 1 Commitments of all Lenders; provided, however, that if any such Tranche 1 Commitment of a Lender is terminated pursuant to the terms hereof, then “Pro Rata Share” means the percentage obtained by dividing (x) the aggregate amount of such Lender’s outstanding Tranche 1 Loans by (y) the aggregate amount of all outstanding Tranche 1 Loans;
(b)    with respect to any Lender as to all Tranche 2 Lenders, the percentage obtained by dividing (i) the Tranche 2 Commitment of that Lender by (ii) all such Tranche 2 Commitments of all Lenders; provided, however, that if any such Tranche 2 Commitment of a Lender is terminated pursuant to the terms hereof, then “Pro Rata Share” means the percentage obtained by dividing (x) the aggregate amount of such Lender’s outstanding Tranche 2 Loans by (y) the aggregate amount of all outstanding Tranche 2 Loans; and
(c)    with respect to any Lender as to all Lenders, the percentage obtained by dividing (i) the aggregate amount of such Lender’s Loans outstanding and such Lender’s Commitments by (ii) the aggregate amount of all Lenders’ Loans outstanding and all Lenders’ Commitments;
in each case, as such percentage may be adjusted by assignments permitted pursuant to Section 15.6.2 hereof.
Qualified IPO means an IPO with gross proceeds to the Company in excess of $40,000,000 (before deduction for underwriters commissions and expenses).
Regulation D means Regulation D of the FRB.
Regulation U means Regulation U of the FRB.
Related Parties means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
Reportable Event means a reportable event as defined in Section 4043 of ERISA and the regulations issued thereunder as to which the PBGC has not waived the notification requirement of Section 4043(a), or the failure of a Pension Plan to meet the minimum funding standards of Section 412 of the Code (without regard to whether the Pension Plan is a plan described in Section 4021(a)(2) of ERISA) or under Section 302 of ERISA.
Required Lenders means, at any time, Lenders whose Pro Rata Shares exceed 66.6667%.
Restricted Payment means (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Capital Stock of the Company or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Capital Stock of the Company or any of its Subsidiaries, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Company or any of its Subsidiaries, now or hereafter outstanding, (d)  any payment of principal, premium, interest, fees, or expenses in respect of any Subordinated Debt, or (e) any prepayment of principal, premium, interest, fees, or expenses in respect of, or any redemption, purchase, retirement, defeasance, sinking fund, or similar payment with respect to, any Debt of the Company or any of its Subsidiaries (other than the Obligations).
SEC means the Securities and Exchange Commission or any other Governmental Authority succeeding to any of the principal functions thereof.
Security Agreement means the Security Agreement dated as of the date hereof executed and delivered by the Company in favor of the Administrative Agent, in form and substance satisfactory to the Administrative Agent.
Senior Officer means, with respect to any Loan Party, any of the chief executive officer, the chief financial officer, the chief operating officer, the manager, or the managing member of such Loan Party.
Sixth Floor – see the Preamble.
Sixth Floor Affiliate means, with respect to Sixth Floor and its Assignees, any trust or Family Company (as such term is defined in the Investment Company Act and the rules promulgated thereunder; provided, however, that such company may be owned by or for one or more natural persons) that directly or indirectly controls, is controlled by, or is under common control with, or whose beneficial ownership is more than seventy-five percent overlapping with, Sixth Floor or such Assignee. As used in this definition, (i) the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise, and (ii) the term “beneficial ownership” of a Person means the ownership, whether direct, indirect, in trust or otherwise, of such Person by or for the ultimate benefit of any natural Person or members of his or her immediate family.
Subsidiary means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding Capital Stock as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.
Subordinated Debt means any unsecured Debt of the Company or any of its Subsidiaries which (i) has subordination terms, covenants, pricing and other terms which have been approved in writing by the Administrative Agent, and (ii) is subject to a Subordination Agreement
Subordinated Debt Documents means all documents and instruments relating to the Subordinated Debt and all amendments and modifications thereof approved by the Administrative Agent.
Subordination Agreements means all subordination agreements executed by a holder of Subordinated Debt in favor of the Administrative Agent and the Lenders from time to time after the Closing Date in form and substance and on terms and conditions satisfactory to Administrative Agent.
Taxes means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
Termination Event means, with respect to a Pension Plan that is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of Company or any other member of the Controlled Group from such Pension Plan during a plan year in which Company or any other member of the Controlled Group was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA, (c) the termination of such Pension Plan, the filing of a notice of intent to terminate the Pension Plan or the treatment of an amendment of such Pension Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Pension Plan or (e) any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Pension Plan.
Total Plan Liability means, at any time, the present value of all vested and unvested accrued benefits under all Pension Plans, determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.
Tranche 1 Commitment means, as to any Lender, such Lender’s commitment to make Tranche 1 Loans. The amount of each Lender’s commitment to make Tranche 1 Loans is set forth on Annex A.
Tranche 1 Loan or Tranche 1 Loans - see Section 2.1.1.
Tranche 1 Warrants means the Warrants issued by the Company to the Lenders on the Closing Date exercisable for an aggregate of 276,923 shares of the Company’s Series B Preferred Stock,

on the terms and conditions (and subject to the adjustment) as set forth therein, in the form of Exhibit D attached hereto.
Tranche 2 Commitment means, as to any Lender, such Lender’s commitment to make Tranche 2 Loans. The amount of each Lender’s commitment to make Tranche 2 Loans is set forth on Annex A.
Tranche 2 Loan or Tranche 2 Loans - see Section 2.1.2.
Tranche 2 Warrants means the Warrants issued by the Company to each Lender on the date such Lender’s Tranche 2 Loan is disbursed exercisable for the aggregate number of shares of the Company’s Common Stock, on the terms and conditions (and subject to the adjustment), as set forth therein, in the form of Exhibit E attached hereto.
UCC is defined in the Security Agreement.
Unfunded Liability means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Pension Plans exceeds the fair market value of all assets allocable to those benefits, all determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.
Unmatured Event of Default means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.
Voting Stock of any Person as of any date shall mean the capital stock of such Person that is at the time entitled to vote in the election of the board of directors (or a similar governing body) of such Person.
Warrants means the Tranche 1 Warrants and the Tranche 2 Warrants.
Wholly-Owned Subsidiary means, as to any Person, a Subsidiary all of the Capital Stock of which (except directors’ qualifying Capital Stock) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.
1.2    Other Interpretive Provision.
(i)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(ii)    Section, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(iii)    The term “including” is not limiting and means “including without limitation.”
(iv)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and

“until” each mean “to but excluding”, and the word “through” means “to and including.”
(v)        Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.
(vi)    This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.
(vii)    This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Company, the Lenders and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against the Administrative Agent or the Lenders merely because of the Administrative Agent’s or Lenders’ involvement in their preparation.
(viii)    Unless the context otherwise requires, accounting terms herein that are not defined herein shall be determined under GAAP. All financial measurements contemplated hereunder respecting the Company shall be made and calculated on a consolidated basis in accordance with GAAP unless expressly provided otherwise herein.
ARTICLE II
COMMITMENTS OF THE LENDERS; EVIDENCE OF LOANS
2.1    Commitments of the Lenders. Subject to the terms and conditions herein set forth:
2.1.1    Tranche 1 Loans. Each Lender with a Tranche 1 Commitment hereby agrees severally, but not jointly, to make a loan to the Company (each such loan, a “Tranche 1 Loan”) on the Closing Date in an amount equal to such Lender’s Pro Rata share of the aggregate Tranche 1 Commitments. The Tranche 1 Commitments of the Lenders shall expire concurrently with the disbursement of the Tranche 1 Loans on the Closing Date. The failure of any Lender to make its Tranche 1 Loan on the Closing Date shall not relieve any other Lender of its obligation (if any) to make its Tranche 1 Loan on the Closing Date, but no Lender shall be responsible for the failure of any other Lender to make any Tranche 1 Loan to be made by such other Lender. Concurrently with the disbursement of each Lender’s Tranche 1 Loan, the Company shall issue to such Lender a Tranche 1 Warrant, properly completed, exercisable for such Lender’s Pro Rata Share of 276,923 shares of the Series B Preferred Stock of the Company.
2.1.2    Tranche 2 Loans. Each Lender with a Tranche 2 Commitment hereby agrees severally, but not jointly, upon the request of the Company pursuant to Section 2.2 below, to make a loan to the Company (each such loan, a “Tranche 2 Loan”) after the Company consummates a Qualified IPO and prior to December 31, 2013 in an amount equal to such Lender’s Pro Rata share of the aggregate Tranche 2 Commitments. The Tranche 2 Commitment of each Lender shall expire on the earlier to occur of (a) December 31, 2013, and (b) the disbursement of such Lender’s Tranche 2 Loan. The failure of any Lender to make its Tranche 2 Loan as required hereunder shall not relieve any other Lender of its obligation (if any) to make its Tranche 2 Loan, but no Lender shall be responsible for the failure of any other Lender to make any Tranche 2 Loan to be made by such other Lender. Concurrently with the disbursement of each Lender’s Tranche 2 Loan, the Company shall issue to such Lender a Tranche 2 Warrant, properly completed, exercisable for such Lender’s Pro Rata Share of the Aggregate Tranche 2 Warrant Shares (as such term is defined in the Tranche 2 Warrant).
2.2    Borrowing Procedures. The Company shall give written notice to the Administrative Agent of the proposed borrowing of the Tranche 2 Loans not later than five Business Days prior to the proposed date of such borrowing. Such notice shall be effective upon receipt by the Administrative Agent, shall be irrevocable, and shall specify the proposed borrowing date. Promptly upon receipt of such notice, the Administrative Agent shall advise each Lender thereof. Not later than 1:00 P.M., Chicago time, on the date of the proposed borrowing, each Lender shall provide the Administrative Agent at the office specified by the Administrative Agent with immediately available funds covering such Lender’s Pro Rata Share of such borrowing and, so long as the Administrative Agent has not received written notice that the conditions precedent set forth in Section 12 with respect to such borrowing have not been satisfied, the Administrative Agent shall pay over the funds received by the Administrative Agent to the Company on the requested borrowing date.
2.3    Notes. If requested by a Lender, such Lender’s Loans shall be evidenced by a Note, with appropriate insertions, payable to the order of such Lender in a face principal amount equal to the sum of such Lender’s Loan.
2.4    Recordkeeping. The Administrative Agent, on behalf of each Lender, shall record in its records, the date and amount of the Loan made by each Lender, each repayment thereof and the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder. The amounts so recorded shall be rebuttably presumptive evidence of the principal amount of the Loans owing and unpaid and accrued and unpaid interest thereon. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of the Company hereunder or under any Note to repay the principal amount of the Loans hereunder, together with all interest accruing thereon.

ARTICLE III
INTEREST
3.1    Interest. Subject to Section 3.2, the unpaid principal amount of the Loans shall bear interest for the period commencing on the Closing Date through the date such Loans are paid in full in cash or same day funds at a rate per annum equal to the sum of the LIBOR Rate from time to time in effect plus 6.50% per annum.
3.2    Default Interest. Notwithstanding Section 3.1, if any Event of Default shall occur and be continuing, at the election of the Required Lenders in their sole discretion, the unpaid principal amount of the Loans shall bear interest at a rate per annum equal to the sum of the LIBOR Rate from time to time in effect plus 9.50% per annum, retroactive to the date such Event of Default occurred or such later date as the Required Lenders may specify (and, in the case of Obligations not bearing interest, such Obligations shall bear interest at the sum of the LIBOR Rate from time to time in effect plus 9.50% per annum), provided that such increase may thereafter be rescinded by the Required Lenders, notwithstanding Section 15.1. Notwithstanding the foregoing, upon the occurrence of an Event of Default under Sections 13.1.1 or 13.1.4, such increase shall occur automatically.
3.3    Interest Payments. The Company promises to pay accrued interest on each Loan in arrears on the first day of each calendar month and at maturity. After maturity, and at any time an Event of Default exists and is continuing, the Company promises to pay accrued interest on the Loans on demand. The Company shall institute an automatic bank draft arrangement for the payment of accrued and unpaid interest.
3.4    Setting and Notice of LIBOR Rates. The applicable LIBOR Rate for each Interest Period shall be determined by the Administrative Agent, and notice thereof shall be given by the Administrative Agent promptly to the Company and each Lender. Each determination of the applicable LIBOR Rate by the Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Administrative Agent shall, upon written request of the Company or any Lender, deliver to the Company or such Lender a statement showing the computations used by the Administrative Agent in determining any applicable LIBOR Rate hereunder.
3.5    Computation of Interest. Interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days.
3.6    Maximum Rate. This Agreement, the Notes and the other Loan Documents are hereby limited by this Section 3.6. In no event, whether by reason of acceleration of the maturity of the amounts due hereunder or otherwise, shall interest and fees contracted for, charged, received, paid, or agreed to be paid to the Administrative Agent and/or the Lenders exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest and fees would otherwise be payable to the Administrative Agent and/or the Lenders in excess of the maximum amount permissible under applicable law, the interest and fees shall be reduced to the maximum amount permitted under applicable law. If from any circumstance, the Administrative Agent and/or the Lenders shall have received anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to such excess interest shall be applied to the reduction of the principal amount of the Loans, in such manner as may be determined by the Administrative Agent, and not to the payment of fees or interest, and if such excessive interest exceeds the unpaid balance of the principal amount of the Loans, such excess shall be refunded to the Loan Parties.
ARTICLE IV
FEES; PREMIUM
4.1    Closing Fee. The Company agrees to pay to each Lender on the Closing Date a non-refundable closing fee equal to 0.50% of such Lender’s Commitments. Such Closing Fees shall be deemed to be fully earned and payable on the initial disbursement of the Tranche 1 Loans.
4.2    Exit Fee. The Company agrees to pay to each Lender on the earlier to occur of (a) the Maturity Date and (b) the date the Loans are Paid in Full a non-refundable exit fee equal to 5.00% of the aggregate amount of all Loans advanced by such Lender.
4.3    Premium. Concurrently with each repayment of the Loans (other than regularly scheduled installments and mandatory prepayments under Sections 6.2(c) and 6.2(d)) prior to June 27, 2017, the Company agrees to pay to the Administrative Agent, for the ratable benefit of the Lenders, a premium (“Premium”) equal to:
(a)        for each prepayment on or before June 27, 2014, 3.00% of the principal amount of the Loans being prepaid;
(b)        for each prepayment after June 27, 2014 but prior to June 27, 2015, 2.00% of the principal amount of the Loans being prepaid; and
(c)        for each prepayment on or after June 27, 2015, 1.00% of the principal amount of the Loans being prepaid.
4.4    Administrative Fee. The Company agrees to pay to the Administrative Agent an annual administrative fee of $10,000 in quarterly installments of $2,500 each. The first such installment shall be due and payable on the Closing Date and subsequent installments shall be due and payable on the first Business Day of each October, January, April, and July thereafter. Each such installment shall be deemed to be fully earned and non-refundable on the date payable.
ARTICLE V SCHEDULED REPAYMENT
5.1    Scheduled Installments. The Company shall repay the outstanding principal balance of the Loans of each Lender on the first Business Day of each month (a) in thirty-six equal monthly installments commencing August 1, 2014, if by that date the Company has not consummated a Qualified IPO, and (b) in thirty equal monthly installments commencing February 2, 2015, if the Company consummates a Qualified IPO on or before August 1, 2014.

5.2    Payment at Maturity. Unless sooner paid in full, the outstanding principal balance of the Loans, together with all accrued and unpaid interest thereon, shall be due and payable in full on the Maturity Date.
ARTICLE VI
PREPAYMENTS
6.1    Voluntary Prepayments. The Company from time to time voluntarily may prepay the Loans in whole or in part; provided that the Company shall give the Administrative Agent (which shall promptly advise each Lender) notice thereof not later than 11:00 a.m., Chicago time, on the day of such prepayment (which shall be a Business Day), specifying the date and amount of prepayment. Any partial prepayment shall be in an amount equal to $100,000 or a higher integral multiple of $100,000. Each prepayment of the Loans shall be accompanied by accrued and unpaid interest on the principal amount of the Loans being prepaid through the date of prepayment, any applicable Premium, and all other Obligations which then are due and payable.
6.2    Mandatory Prepayments. The Company shall prepay the Loans until paid in full:
(a)        concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any Asset Disposition, in an amount equal to 100% of such Net Cash Proceeds;
(b)        concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any issuance of any Debt of any Loan Party (excluding Debt permitted by Section 11.1), in an amount equal to 100% of all such Net Cash Proceeds; and
(c)        concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any Insurance Proceeds as a result of an Event of Loss, if the aggregate amount of such Net Cash Proceeds received by the Loan Parties in connection with such Event of Loss and all other Events of Loss occurring during the current Fiscal Year exceeds $100,000, in an amount equal to 100% of such excess; provided, that, if no Event of Default or Unmatured Event of Default exists at the time of receipt of any such Net Cash Proceeds, such prepayment shall not be required to the extent the Company reinvests the Net Cash Proceeds of such Event of Loss in productive assets useful in the business of the Company or any of its Subsidiaries within 180 days after the date of such Event of Loss or enters into a binding commitment therefor within said 180 day period and promptly thereafter makes such reinvestment.
6.3    Application of Prepayments. All prepayments shall be applied first, to all Obligations then due and payable other than the unpaid principal amount of the Loans accrued and unpaid interest thereon, and any applicable Premium, next, to accrued and unpaid interest on the Loans and any applicable Premium, and last, to the remaining scheduled installments of the Loans in the inverse order of maturity, unless an Event of Default exists, in which case the provisions of Section 7.2 shall be applicable with respect to application of the proceeds thereof.
ARTICLE VII
MAKING AND PRORATION OF PAYMENTS; TAXES

7.1    Making of Payments. All payments of principal or interest on the Loans, and of all fees and expenses, shall be made by the Company to the Administrative Agent in immediately available funds at the office specified by the Administrative Agent not later than 12:00 p.m., Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by the Administrative Agent on the following Business Day. The Administrative Agent shall promptly remit to each Lender its share of all such payments received in collected funds by the Administrative Agent for the account of such Lender. All payments under Section 8.1 shall be made by the Company directly to the Lender entitled thereto without setoff, counterclaim or other defense.
7.2    Application of Certain Payments. So long as no Event of Default has occurred and is continuing, (a) payments matching specific scheduled payments then due shall be applied to those scheduled payments and (b) voluntary and mandatory prepayments shall be applied as set forth in Section 6.3. After the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender from the Company, any Loan Party, or as proceeds from the sale of, or other realization upon, all or any part of the Collateral or their other assets shall be applied prior to an acceleration of the Obligations as the Administrative Agent shall determine in its discretion, or, in the absence of a specific determination by the Administrative Agent, as set forth in the Security Agreement. Concurrently with each remittance to any Lender of its share of any such payment, the Administrative Agent shall advise such Lender as to the application of such payment.
7.3    Due Date Extension. If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.
7.4    Proration of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset, counterclaim, or otherwise), on account of principal of or interest on any Loan, but excluding any payment pursuant to Section 8.2 or 15.6, in excess of its applicable Pro Rata Share of payments and other recoveries obtained by all Lenders on account of principal of and interest on the Loans then held by them, then such Lender shall notify the Administrative Agent of such fact, and shall purchase (for cash at face value) from the other Lenders such participations in the Loans held by them, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (b) the provisions of this paragraph shall not be construed to apply to (i) any payment made by the Company pursuant to and in accordance with the express terms of this Agreement, or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any Assignee or Participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this paragraph shall apply). The Company consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company in the amount of such participation.
7.5    Payments Free From Setoff. All payments made by the Company hereunder or under any Loan Document shall be made without setoff, counterclaim, or other defense.
7.6    Taxes.
7.6.1    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Company hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Company shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
7.6.2    Payment of Other Taxes by the Company. Without limiting the provisions of Section 7.6.1 above, the Company shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
7.6.3    Indemnification by the Company. The Company shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
7.6.4    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Company to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
7.6.5    Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Company is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
Without limiting the generality of the foregoing, in the event that the Company is resident for tax purposes in the United States of America, any Foreign Lender shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
(i)        duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party;
(ii)    duly completed copies of Internal Revenue Service Form W-8ECI;
(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Company within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN; or
(iv)    any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Company to determine the withholding or deduction required to be made.
7.6.6    Compliance with FATCA. If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
7.6.7    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Company has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so), and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 7.6.7.
7.6.8    Treatment of Certain Refunds. If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this Section, it shall pay to the Company an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Company under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Company, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Company (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender or to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Company or any other Person.
ARTICLE VIII
INCREASED COSTS
8.1    Increased Costs.
8.1.1    Generally. If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate);
(ii)    subject any Lender to any tax of any kind whatsoever with respect to this Agreement, or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 7.6 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or
(iii)    impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Company will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
8.1.2    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
8.1.3    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts, and a calculation of such amount or amounts in reasonable detail, necessary to compensate such Lender or its holding company as specified in Section 8.1.1 or 8.1.2 and delivered to the Company shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
8.1.4    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
8.2    Mitigation of Circumstances; Replacement of Lenders.
8.2.1    Mitigation of Circumstances. If any Lender requests compensation under Section 8.1, or requires the Company to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 7.6, then such Lender shall (at the request of the Company) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 8.1 or Section 7.6, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
8.2.2    Replacement of Lenders. If any Lender requests compensation under Section 8.1, or if the Company is required to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 7.6 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 8.2.1, or if any Lender is a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 15.6), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)        the Company shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 15.6;
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 8.1 or payments required to be made pursuant to Section 7.6, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)    such assignment does not conflict with applicable law; and

(v)        in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
8.3    Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Lender pursuant to Section 8.1 shall be conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under Section 8.1, and the provisions of such Sections shall survive repayment of the Obligations, cancellation of any Notes, and termination of this Agreement.
ARTICLE IX
REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Loans, until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are Paid in Full, the Company represents and warrants to the Administrative Agent and the Lenders for itself and each Loan Party that:
9.1    Organization; Locations of Executive Office; FEIN. Each Loan Party is validly existing and in good standing under the laws of its jurisdiction of organization; and each Loan Party is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. Schedule 9.1 sets forth as of the Closing Date (a) the jurisdiction of organization or each Loan Party, (b) each Loan Party’s chief executive office, (c)  each Loan Party’s exact legal name as it appears on its organizational documents, (d)  each Loan Party’s organizational identification number (to the extent such Loan Party’s is organized in a jurisdiction which assigns such numbers) and (e) each Loan Party’s federal employer identification number. Each Loan Party was formed in compliance with all applicable Laws.
9.2    Authorization; No Conflict. Each Loan Party is duly authorized to execute and deliver each Loan Document to which it is a party, the Company is duly authorized to borrow monies hereunder and each Loan Party is duly authorized to perform its Obligations under each Loan Document to which it is a party. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, and the borrowings by the Company hereunder, do not and will not (a) require any consent or approval of any Governmental Authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with any provision of (i) law, (ii) the charter, by-laws or other organizational documents of any Loan Party or any of the Equity Documents (other than with respect to any conflict that has been waived or complied with) or (iii) any material agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Loan Party or any of their respective properties, or (c) require, or result in, the creation or imposition of any Lien on any asset of any Loan Party, other than Liens in favor of the Administrative Agent created pursuant to the Collateral Documents.
9.3    Validity and Binding Nature. Each of this Agreement, each other Loan Document to which any Loan Party is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.
9.4    Financial Condition. The audited consolidated financial statements of the Company and its Subsidiaries as at December 31, 2012, and the unaudited consolidated financial statements of the Company and its Subsidiaries as at May 31, 2013 for the five month period then ending, copies of each of which have been delivered to each Lender, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly, in all material respects, the consolidated financial condition of the Company and its Subsidiaries as at such dates and the results of their operations for the periods then ended.
9.5    No Material Adverse Change. Since March 31, 2013, there has been no material adverse change in the financial condition, operations, assets, business, or properties of the Loan Parties taken as a whole.
9.6    Litigation and Contingent Liabilities. No litigation, arbitration proceeding or governmental investigation or proceeding is pending or, to the knowledge of the Company, threatened against any Loan Party which reasonably could be expected to be determined adversely to the Loan Parties and, if adversely determined, reasonably could be expected to have a Material Adverse Effect. No Loan Party has any Contingent Liabilities which reasonably could be expected to have a Material Adverse Effect.
9.7    Ownership of Properties; Liens. Each Loan Party owns good and, in the case of real property, marketable, title to, or holds valid leasehold interests in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever, free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like) except Permitted Liens and Liens securing the Debt to be Repaid, provided such Liens are terminated concurrently with the initial disbursement of the Tranche 1 Loans. There are no financing statements, mortgages or similar documents executed by the Company or any of its Subsidiaries or of public record against the Company or any of its Subsidiaries, except with respect to Permitted Liens.
9.8    Equity Ownership; Subsidiaries. All issued and outstanding Capital Stock of each Loan Party is duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens (except those in favor of the Administrative Agent), and such Capital Stock was were issued in compliance with all applicable state and federal laws. Schedule 9.8 sets forth the authorized Capital Stock of each Loan Party, and the issued and outstanding Capital Stock of each class. As of the Closing Date, the Company has no Subsidiaries, and after the Closing Date the Company shall have no Subsidiaries that are not Wholly-Owned Subsidiaries and as otherwise permitted by this Agreement. As of the Closing Date, except for the Warrants and except as set forth on Schedule 9.8, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Stock of any Loan Party.
9.9    Pension Plans.
(a)        Each Pension Plan complies in all material respects with all applicable requirements of law and regulations. No contribution failure under Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan has occurred with respect to any Pension Plan, sufficient to give rise to a Lien under Section 302(f) of ERISA, or otherwise to have a Material Adverse Effect. There are no pending or, to the knowledge of Company, threatened, claims, actions, investigations or lawsuits against any Pension Plan, any fiduciary of any Pension Plan, or Company or other any member of the Controlled Group with respect to a Pension Plan or a Multiemployer Pension Plan which reasonably could be expected to have a Material Adverse Effect. Neither the Company nor any other member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Pension Plan or Multiemployer Pension Plan which would subject the Company or any other member of the Controlled Group to any material liability. Within the past five years, neither the Company nor any other member of the Controlled Group has engaged in a transaction which resulted in a Pension Plan with an Unfunded Liability being transferred out of the Controlled Group, which reasonably could be expected to have a Material Adverse Effect. No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan, which reasonably could be expected to have a Material Adverse Effect.
(b)        All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by the Company or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law which if not so made reasonably could be expected to have a Material Adverse Effect; neither the Company nor any other member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, which, in any such case, reasonably could be expected to have a Material Adverse Effect, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan; and neither the Company nor any other member of the Controlled Group and, except as could not be reasonably expected to have a Material Adverse Effect, the Company has not received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

9.10    Investment Company Act. No Loan Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” within the meaning of the Investment Company Act of 1940.
9.11    Public Utility Holding Company Act. No Loan Party is a “holding company”, or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 2005.
9.12    Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.
9.13    Taxes. Each Loan Party has timely filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges due and payable with respect to such return, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. To the extent required by GAAP, the Loan Parties have made adequate reserves on their books and records in accordance with GAAP for all taxes that have accrued but which are not yet due and payable.
9.14    Solvency. On the Closing Date, and immediately prior to and after giving effect to the issuance of each borrowing hereunder and the use of the proceeds thereof, with respect to the Company and its Subsidiaries, taken as a whole, (a) the fair value of their assets is greater than the amount of its liabilities (including disputed, contingent and un-liquidated liabilities) as such value is established and liabilities evaluated in accordance with GAAP, (b) the present fair saleable value of their assets is not less than the amount that will be required to pay the probable liability on their debts as they become absolute and matured, (c) they are able to realize upon their assets and pay their debts and other liabilities (including disputed, contingent and un-liquidated liabilities) as they mature in the normal course of business, (d) they do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature and (e) they are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which their property would constitute unreasonably small capital.
9.15    Environmental Matters. The on-going operations of each Loan Party comply in all material respects with all Environmental Laws. Each Loan Party has obtained, and maintained in good standing, all licenses, permits, authorizations, registrations and other approvals required under any Environmental Law and required for their respective ordinary course operations, and each Loan Party is in compliance with all terms and conditions thereof, except where the failure to do so could not reasonably be expected to result in material liability to any Loan Party and could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. No Loan Party or any of its properties or operations is subject to, or reasonably anticipates the issuance of, any written order from or agreement with any Federal, state or local Governmental Authority, nor subject to any judicial or docketed administrative or other proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Substance that reasonably could be expected to result, either individually or in the aggregate, in a Material Adverse Effect. There are no Hazardous

Substances or other conditions or circumstances existing with respect to any property, or relating to any waste disposal, of any Loan Party that reasonably could be expected to result, whether arising from activities occurring before, on, or after the date hereof, either individually or in the aggregate, in a Material Adverse Effect. No Loan Party has any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws or that at any time have released, leaked, disposed of or otherwise discharged Hazardous Substances, which reasonably could be expected to result, either individually or in the aggregate, in a Material Adverse Effect.
9.16    Insurance. Set forth on Schedule 9.16 is a complete and accurate summary of the property and casualty insurance program of the Company and its Subsidiaries as of the Closing Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving the Company or any of its Subsidiaries). Each Loan Party and its properties are insured with financially sound and reputable insurance companies with at least an “A” rating by Best’s Rating Services which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Parties operate.
9.17    Real Property. Set forth on Schedule 9.17 is a complete and accurate list, as of the Closing Date, of the address of all real property owned or leased, including any locations where any inventory or equipment of the Company or any of its Subsidiaries is stored by the Company or any of its Subsidiaries, together with, in the case of owned real property, a complete and accurate legal description thereof, and, in the case of leased property, the name and mailing address of the lessor of such property. Except as set forth in Schedule 9.17, no Person is a lessee, tenant or licensee of any real estate owned by any Loan Party. No real estate leased by any Loan Party is subject to, any restriction, including zoning restrictions or recorded restrictions, that would materially impair or materially restrict the use of such leased real estate by any Loan Party.
9.18    Information. All information heretofore or contemporaneously herewith furnished in writing by any Loan Party to the Administrative Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Administrative Agent and the Lenders that any projections and forecasts provided by the Company are based on good faith estimates and assumptions believed by the Company to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

9.19    Intellectual Property. The Company and each of its Subsidiaries owns and possesses or has a license or other right to use all patents, trademarks, trade names, service marks and copyrights as are necessary for the conduct of its business, without any infringement upon rights of others, where such infringement reasonably could be expected to have a Material Adverse Effect.
9.20    Burdensome Obligations. No Loan Party is a party to any agreement or contract or subject to any restriction contained in its organizational documents which reasonably could be expected to have either individually or in the aggregate, a Material Adverse Effect.
9.21    Labor Matters. No Loan Party is subject to any labor or collective bargaining agreement. There are no existing or, to the knowledge of the Company, threatened strikes, lockouts or other labor disputes involving any Loan Party that singly or in the aggregate reasonably could be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Loan Parties are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters that singly or in the aggregate reasonably could be expected to have a Material Adverse Effect.
9.22    No Default. No Event of Default or Unmatured Event of Default exists or would result from the incurrence by the Company or any of its Subsidiaries of any Debt hereunder or under any other Loan Document.
ARTICLE X
AFFIRMATIVE COVENANTS
Until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are Paid in Full, the Company agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:
10.1    Reports, Certificates and Other Information. Furnish to the Administrative Agent:
10.1.1    Annual Report. Promptly when available and in any event within 120 days after the end of each Fiscal Year prior to an IPO, and 90 days after the end of each Fiscal Year after an IPO (beginning with the Fiscal Year ending December 31, 2013) a copy of the annual audit report of the Company and its Subsidiaries for such Fiscal Year, including therein consolidated and consolidating balance sheets, statement of stockholders equity, and statements of earnings and cash flows of the Company and its Subsidiaries as at the end of such Fiscal Year, certified without adverse reference to going concern value and without qualification by any “Big Four” or other nationally recognized independent accounting firm or by any other independent auditor of recognized standing selected by the Company and reasonably acceptable to the Administrative Agent, together with an unaudited comparison with the budget for such Fiscal Year and a comparison with the previous Fiscal Year.
10.1.2    Quarterly Reports. Promptly when available and in any event within 45 days after the end of each Fiscal Quarter (including the last Fiscal Quarter of each Fiscal Year), consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidated statements of earnings and cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year, certified by a Senior Officer of the Company.
10.1.3    Intentionally Omitted.
10.1.4    Compliance Certificates. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 10.1.1 and each set of quarterly reports pursuant to Section 10.1.2, a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated the date of such annual report or such quarterly report and signed by a Senior Officer of the Company, containing a statement to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it.
10.1.5    Reports to the SEC and to Shareholders. Promptly upon the filing or sending thereof, copies of all material regular, periodic or special reports of any Loan Party filed with the SEC and copies of all registration statements of any Loan Party filed with the SEC (other than on Form S-8).
10.1.6    Notice of Default, Litigation and ERISA Matters. Promptly, but in no event later than five Business Days after any Loan Party becomes aware of any of the following, written notice describing the same and the steps being taken by such Loan Party affected thereby with respect thereto:
(i)        the occurrence of an Event of Default or an Unmatured Event of Default;
(ii)    any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Lenders which has been instituted or, to the knowledge of the Company, is threatened against any Loan Party or to which any of the properties of any thereof is subject;
(iii)    the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of the Company with respect to any post-retirement welfare benefit plan or other employee benefit plan of the Company or another member of the Controlled Group, or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;
(iv)    any cancellation or material change (other than renewals of existing policies) in any insurance maintained by the Company or any of its Subsidiaries; or
(v)        any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any law, rule or regulation) which reasonably could be expected to have a Material Adverse Effect.
10.1.7    Management Reports. Promptly upon receipt thereof, copies of all detailed financial and management reports submitted to the Company by independent auditors in connection with each annual or interim audit made by such auditors of the books of the Company.
10.1.8    Subordinated Debt Notices. Promptly following receipt, copies of any notices (including notices of default or acceleration) received from any holder or trustee of, under or with respect to any Subordinated Debt.
10.1.9    Other Information. Promptly from time to time, such other information and reports concerning the Loan Parties as the Administrative Agent reasonably may request solely for purposes of the transactions contemplated by this Agreement.
10.2    Books, Records and Inspections. Keep, and cause each of its Subsidiaries to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each of its Subsidiaries to permit, the Administrative Agent or any representative thereof to inspect its properties and operations; and permit, and cause each of its Subsidiaries to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), the Administrative Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with the Administrative Agent or any representative thereof), and to examine (and, at its expense, photocopy extracts from) any of its books or other records; and permit, and cause each of its Subsidiaries to permit, the Administrative Agent and its representatives to inspect the Collateral and other tangible assets of the Company and its Subsidiaries, and to inspect, examine, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to the Collateral and their other assets, and, in each case solely for the purpose of confirming the Company’s compliance with this Agreement or evaluating the creditworthiness of the Company. Such inspections or examinations by the Administrative Agent described shall be at the Company’s expense, provided that so long as no Event of Default exists, the Company shall not be required to pay and/or reimburse the Administrative Agent for inspections or examinations more frequently than once each Fiscal Year after the Closing Date.
10.3    Maintenance of Property; Insurance.
(a)        Keep, and cause each of its Subsidiaries to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.
(b)        Maintain, and cause each of its Subsidiaries to maintain, with responsible insurance companies, such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated; and, upon the reasonable request of the Administrative Agent, furnish to the Administrative Agent a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Loan Parties. At all times, the Company shall maintain, and shall cause each of its Subsidiaries to maintain, and business interruption insurance reasonably acceptable to the Administrative Agent. The Company shall cause each issuer of an insurance policy to provide the Administrative Agent with an endorsement (i) naming the Administrative Agent as an additional insured with respect to each policy of liability insurance and showing the Administrative Agent as lender’s loss payee with respect to each policy of property or casualty insurance, (ii) providing that 30 days’ notice (10 days’ notice for non-payment) will be given to the Administrative Agent prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and (iii) reasonably acceptable in all other respects to the Administrative Agent. The Administrative Agent is authorized, but not obligated, as the attorney-in-fact for the Company, and for each of its Subsidiaries, prior to the occurrence of an Event of Default, with the Company’s consent (which consent shall not be unreasonably withheld), and after the occurrence and during the continuance of an Event of Default, without the Company’s or any of its Subsidiaries’ consent, (i) to adjust and compromise proceeds payable under such policies of insurance, (ii) to collect, receive and give receipts for such proceeds in the name of the Company or any other Loan Party and the Administrative Agent, and (iii) to endorse the Company’s or any of its Subsidiaries’ name upon any instrument in payment thereof. Such power granted to the Administrative Agent shall be deemed coupled with an interest and shall be irrevocable (until the Payment in Full of all of the Obligations). The Company shall or shall cause any other Loan Party upon request of the Administrative Agent at any time to furnish to the Administrative Agent updated evidence of insurance.
10.4    Compliance with Laws; OFAC/BSA Provision; Payment of Taxes and Liabilities.
10.4.1    Compliance with Laws; OFAC/BSA Provision. (a) Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect; (b) without limiting clause (a) above, ensure, and cause each of its Subsidiaries to ensure, that no person who owns a controlling interest in or otherwise controls the Company or any of its Subsidiaries is or shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders; and (c) without limiting clause (a) above, comply, and cause each other Loan Party to comply, with all applicable Bank Secrecy Act (“BSA”) and anti-money laundering laws and regulations. The Company shall comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, including Environmental Laws and fire and building codes of federal, state and local authorities applicable to the Collateral except where such failure to comply could not reasonably be likely to have a Material Adverse Effect.
10.4.2    Payment of Taxes and Liabilities. Pay, and cause each of its Subsidiaries to pay, prior to delinquency, all taxes and other governmental charges against it or any of the Collateral, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require the Company or any of its Subsidiaries to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any of the Collateral or any other asset of the Company or any of its Subsidiaries, such contest proceedings shall stay the foreclosure of such Lien or the sale of any portion of any Collateral or other assets of the Company or any other Loan Party to satisfy such claim.
10.5    Maintenance of Existence. Maintain and preserve, and (subject to Section 11.4) cause each of its Subsidiaries to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (in each such case, other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect).
10.6    Use of Proceeds. Use the proceeds of the Loans solely for working capital, to pay transaction costs and expenses, and for other general business purposes; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying” any Margin Stock.
10.7    Employee Benefit Plans.
(a)        Maintain, and cause each other member of the Controlled Group to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.
(b)        Make, and cause each other member of the Controlled Group to make, on a timely basis, all required contributions to any Multiemployer Pension Plan.

(c)        Not, and not permit any other member of the Controlled Group to (i) seek a waiver of the minimum funding standards of ERISA with respect to any Pension Plan, (ii) terminate or withdraw from any Pension Plan or Multiemployer Pension Plan or (iii) take any other action with respect to any Pension Plan that would reasonably be expected to entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Pension Plan, unless the actions or events described in clauses (i), (ii) and (iii) individually or in the aggregate could not have a Material Adverse Effect.
10.8    Environmental Matters. If any release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of any Loan Party, the Company shall, or shall cause its applicable Subsidiary, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets for their then current use to the extent noncompliance reasonably could be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company shall, and shall cause each of its Subsidiaries to, comply with any Federal or state judicial or administrative order requiring the performance at any real property of any Loan Party of activities in response to the release or threatened release of a Hazardous Substance at any real property of any Loan Party (whether owned or leased). The Company shall, and shall cause each of its Subsidiaries to, dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating, to the Company’s knowledge, in compliance with Environmental Laws.
10.9    Further Assurances. Take, and cause each of its Subsidiaries to take, such actions as are necessary or as the Administrative Agent or the Required Lenders reasonably may request from time to time to ensure that the Obligations of the Company and each of its Subsidiaries under the Loan Documents are secured by substantially all of the assets (other than Intellectual Property (as such term is defined in the Security Agreement)) of the Company and each domestic Subsidiary as well as all Capital Stock of each domestic Subsidiary and 65% of all Capital Stock of each foreign Subsidiary and guaranteed by each domestic Subsidiary, and including upon the acquisition or creation thereof, any domestic Subsidiary acquired or created after the Closing Date, in each case as the Administrative Agent reasonably may determine, including (a) the execution and delivery of joinders, guaranties, security agreements, pledge agreements (with respect to foreign Subsidiaries, 65% of all Capital Stock of such foreign Subsidiaries), mortgages, deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing and (b) the delivery of certificated securities and other Collateral with respect to which perfection is obtained by possession.
10.10    Deposit and Securities Accounts. Within 45 days after the Closing Date, execute and deliver to the Administrative Agent, and cause each of its Subsidiaries and each bank or other financial institution at which the Company or any Subsidiary maintains a deposit, securities, or other investment account to execute and deliver to the Administrative Agent, a Control Agreement covering such account.

ARTICLE XI
NEGATIVE COVENANTS
Until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are Paid in Full, the Company agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:
11.1    Debt. Not, and not permit any of its Subsidiaries to, create, incur, assume or suffer or permit to exist any Debt, except:
(a)        Obligations under this Agreement and the other Loan Documents;
(b)        Debt of the Company or any of its Subsidiaries secured by Liens permitted by Section 11.2(e), and extensions, renewals and refinancings thereof; provided that the aggregate amount of all such Debt at any time outstanding shall not exceed $500,000;
(c)        Debt of the Company to any domestic Wholly-Owned Subsidiary or Debt of any domestic Wholly-Owned Subsidiary to the Company or another domestic Wholly-Owned Subsidiary; provided that such Debt shall be evidenced by a demand note in form and substance reasonably satisfactory to the Administrative Agent and pledged and delivered to the Administrative Agent pursuant to the Collateral Documents as additional collateral security for the Obligations, and the obligations under such demand note shall be subordinated to the Obligations of the Company hereunder in a manner reasonably satisfactory to the Administrative Agent;
(d)        Contingent Liabilities arising with respect to customary indemnification obligations under contracts entered into in the ordinary course of business or in favor of purchasers in connection with Dispositions permitted under Section 11.4;
(e)        Contingent Liabilities of the Company and/or its Subsidiaries in respect of Debt of the Company or its domestic Wholly-Owned Subsidiaries permitted by this Section 11.1;
(f)        Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Debt is extinguished within five (5) Business Days after its incurrence;
(g)        Hedging Obligations approved in writing by the Administrative Agent for bona fide hedging purposes and not for speculation;
(h)        Debt described on Schedule 11.1 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;
(i)        he Debt to be Repaid (so long as such Debt is repaid on the Closing Date with the proceeds of the initial Loans hereunder);

(j)        Subordinated Debt; and
(k)        other Debt and Contingent Liabilities not to exceed $1,000,000 in the aggregate at any time outstanding.
11.2    Liens. Not, and not permit any of its Subsidiaries to, create or suffer or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:
(a)        Liens for taxes, fees, assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;
(b)        Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves.
(c)        Liens described on Schedule 11.2 as of the Closing Date;
(d)        attachments, appeal bonds, judgments, and other similar Liens with respect to which no Event of Default would exist, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings diligently conducted;
(e)        subject to the limitation set forth in Section 11.1(b), (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased), (ii) Liens existing on property at the time of the acquisition thereof by any Loan Party (and not created in contemplation of such acquisition), and (iii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 60 days of the acquisition thereof and attaches solely to the property so acquired;
(f)        easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of any Loan Party or which materially reduce the value of the affected property.
(g)        Liens granted to the Administrative Agent under or in connection with any Loan Document;
(h)        the right of set-off in favor of a bank or other depository institution arising as a matter of law encumbering deposits; and

(i)        rights of lessors under leases (including financing statements regarding property subject to lease) not in violation of the requirements of this Agreement and filed as a precautionary filing, provided that such Liens are only in respect of the property subject to, and secure only, the respective lease.
11.3    Restricted Payments. Not, and not permit any of its Subsidiaries to, make any Restricted Payments, except (i) any Subsidiary may pay dividends or make other distributions to the Company or to a domestic Wholly-Owned Subsidiary, and (ii) so long as no Event of Default exists and is continuing or would be created by the making of any such payment, payments for the redemption, purchase or acquisition of Capital Stock issued pursuant to any consultant, employee or director option program, benefit plan or compensation program in an aggregate amount not to exceed $250,000 in any Fiscal Year.
11.4    Mergers, Consolidations, Sales. Not, and not permit any of its Subsidiaries to, (i) be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any Capital Stock of any class of, or any partnership or joint venture interest in, any other Person, (ii) sell, transfer, convey or lease all or any substantial part of its assets, (iii) sell or assign with or without recourse any receivables, (iv) issue or sell any Capital Stock, or (v) enter into any agreement for any of the foregoing, except for:
(a)        mergers, consolidations, sales, transfers, conveyances, leases or assignments of or by any Wholly-Owned Subsidiary into the Company or into any other domestic Wholly-Owned Subsidiary of the Company any such purchase or other acquisition by the Company or any domestic Wholly-Owned Subsidiary of the assets or Capital Stock of any Wholly-Owned Subsidiary;
(b)        sales of inventory, excess equipment, and obsolete equipment in the ordinary course of business;
(c)        Dispositions of Cash and Cash Equivalent Investments in the ordinary course of business;
(d)        acquisitions of Intellectual Property (as such term is defined in the Security Agreement) in the ordinary course of business;
(e)        other Dispositions provided the Net Cash Proceeds thereof do not exceed $1,000,000 in any Fiscal Year without the prior written consent of the Administrative Agent; and
(f)        the issuance of Permitted Capital Stock, including, without limitation, (i) the Warrants and any Capital Stock issued or issuable upon the exercise of the Warrants, (ii) Permitted Capital Stock pursuant to any employee or director option program, benefit plan, or compensation program, and (iii) Permitted Capital Stock in a Qualified IPO.
11.5    Modification of Certain Documents or Organizational Form. (i) Not permit its articles of incorporation or by-laws to be amended or modified in any way materially adverse to the interests of Lenders in their capacity as Lenders hereunder, except as set forth in Schedule 11.5, and not permit the certificate of formation, charter, by-laws, or other organizational documents of any of its Subsidiaries to be amended or modified in any way materially adverse to the interests of Lenders in their capacity as Lenders hereunder, and (ii) not change, or allow any of its Subsidiaries to change, its state of formation or its organizational form.
11.6    Transactions with Affiliates. Except for the transactions disclosed on Schedule 11.6, not, and not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its Affiliates which is on terms which are less favorable than are reasonably obtainable from any Person which is not one of its Affiliates without prior written notice to the Administrative Agent.
11.7    Inconsistent Agreements. Not, and not permit any of its Subsidiaries to, enter into, or be a party to, any agreement containing any provision which would (a) be violated or breached by any borrowing by the Company hereunder or by the performance by any Loan Party of any of its Obligations hereunder or under any other Loan Document, (b) prohibit any Loan Party from granting to the Administrative Agent and the Lenders, a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Loan Party to (i) pay dividends or make other distributions to another Loan Party, or pay any Debt owed to a Loan Party, (ii) make loans or advances to any Loan Party or (iii) transfer any of its assets or properties to any Loan Party, other than (A) restrictions or conditions imposed by any agreement relating to purchase money Debt and Capital Leases permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt, (B) customary provisions in leases and other contracts restricting the assignment thereof, and (C) agreements entered into by a Loan Party in the ordinary course of business containing customary provisions restricting the assignment of such agreements.
11.8    Investments. Not, and not permit any of its Subsidiaries to, make or permit to exist, or enter into, or permit any of its Subsidiaries to enter into, any agreement to make, any Investment in any other Person, except the following:
(a)        (i) contributions by the Company to the capital of any domestic Wholly-Owned Subsidiary, or by any Subsidiary to the capital of any other domestic Wholly-Owned Subsidiary, so long as the recipient of any such capital contribution has guaranteed the Obligations as required by this Agreement and (ii) contributions by the Company or by any Subsidiary to the capital of foreign Wholly-Owned Subsidiaries in an aggregate amount not to exceed $250,000;
(b)        to the extent constituting Investments, Debt permitted by Section 11.1;
(c)        Contingent Liabilities constituting Debt permitted by Section 11.1 or Liens permitted by Section 11.2;
(d)        bank deposits in the ordinary course of business to the extent permitted by this Agreement;

(e)        Investments in securities of account debtors received in connection with the settlement of delinquent Accounts in the ordinary course of business or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors (which, if requested by the Administrative Agent or the Required Lenders, the Administrative Agent shall be granted a first priority perfected Lien on such Investments);
(f)        loans and advances to employees in the ordinary course of business not to exceed $50,000 in the aggregate at any time outstanding;
(g)        Investments listed on Schedule 11.8 as of the Closing Date;
(h)        Cash Equivalent Investments; and
(i)        other Investments in an aggregate amount not to exceed $1,000,000 in any year provided that (x) any Investment which when made complies with the requirements of the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements (so long as the Administrative Agent has a first priority Lien in such Cash Equivalent Investments); and (y) no Investment otherwise permitted by clause (b) or (c) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default exists.
11.9    Fiscal Year. Not change its Fiscal Month, Fiscal Quarter or Fiscal Year from a calendar month, a calendar quarter, or a calendar year, respectively.
11.10    Unconditional Purchase Obligations. Not, and not permit any of its Subsidiaries to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.
11.11    Restrictions on Subsidiaries. Not create or acquire any Subsidiaries unless the deliveries required by Section 10.9 are made and simultaneously with the creation or acquisition thereof the Administrative Agent has a first priority perfected Lien on all the Capital Stock of such Subsidiary and on all of such Subsidiary’s assets (other than Intellectual Property (as such term is defined in the Security Agreement)).
ARTICLE XII
EFFECTIVENESS; CONDITIONS OF LENDING, ETC.
The obligation of each Lender to make its Loans is subject to the following conditions precedent:
12.1    Initial Credit Extension. The obligation of the Lenders to make the Loans is, in addition to the conditions precedent specified in Section 12.2, subject to the conditions precedent that the Administrative Agent shall have received all of the following, each, where applicable, duly executed and dated the Closing Date (or such earlier date as shall be satisfactory to the Administrative

Agent), and in form and substance satisfactory to the Administrative Agent (and the date on which all such conditions precedent have been satisfied or waived in writing by the Administrative Agent and the Lenders is called the “Closing Date”):
12.1.1    This Agreement. This Agreement.
12.1.2    Notes. A Note for each Lender who requests a Note.
12.1.3    Security Agreement. A counterpart of the Security Agreement executed by the Company and each of its Subsidiaries, together with all items required to be delivered in connection therewith.
12.1.4    Tranche 1 Warrants. The Tranche 1 Warrants.
12.1.5    Subordination Agreements. Subordination Agreements with respect to all Subordinated Debt.
12.1.6    Solvency Certificate. A Solvency Certificate executed by a Senior Officer of the Company.
12.1.7    Closing Certificate. A certificate executed by an officer of the Company on behalf of the Company certifying the matters set forth in Section 12.2 as of the Closing Date.
12.1.8    Disbursement Direction Letter. A disbursement direction letter requesting the initial funding of the Loans, including a funds flow statement with respect to the proceeds of the Loans on the Closing Date.
12.1.9    Perfection Certificate. A Perfection Certificate completed and executed by each Loan Party.
12.1.10    Search Results; Debt to be Repaid; Lien Terminations. Certified copies of UCC search reports dated a date reasonably near to the Closing Date, listing all effective financing statements which name any Loan Party (under their present names and any previous names) as debtors, together with (a) copies of such financing statements, (b) a payoff letter from each holder of the Debt to be Repaid, providing for the termination of all agreements relating thereto and the release of all Liens granted in connection therewith, with UCC or other appropriate termination statements and documents effective to evidence the foregoing (other than Liens permitted by Section 11.2) and (c) such other UCC termination statements as the Administrative Agent reasonably may request.
12.1.11    Debt to be Repaid. Evidence that all Debt to be Repaid has been (or concurrently with the initial borrowing will be) paid in full, and that all agreements and instruments governing the Debt to be (or concurrently with the initial borrowing will be) terminated.

12.1.12    Filings, Registrations and Recordings. The Administrative Agent shall have received each document (including UCC financing statements) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior to any other Liens, in proper form for filing, registration or recording.
12.1.13    Business Insurance. Evidence of the existence of insurance required to be maintained pursuant to Section 10.3(b), together with evidence that the Administrative Agent has been named as an additional insured on all related policies of liability insurance, lender’s loss payee on all related policies of casualty insurance, a loss payable endorsement on all related policies of casualty insurance, and a collateral assignment of all policies of business interruption insurance.
12.1.14    Authorization Documents. For each Loan Party, such Person’s (a) charter (or similar formation document), certified by the appropriate Governmental Authority; (b) good standing certificates in its state of incorporation (or formation) and in each other state requested by the Administrative Agent; (c) bylaws (or similar governing document); (d) resolutions of its board of directors (or similar governing body) approving and authorizing such Person’s execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; and (e) signature and incumbency certificates of its officers executing any of the Loan Documents and authorized to submit a Notice of Borrowing (it being understood that the Administrative Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein), all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification.
12.1.15    Consents. Certified copies of all documents evidencing any necessary corporate, limited liability or partnership action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Loan Parties of the Loan Documents, and the documents referred to in this Section 12. The Loan Parties shall have obtained all governmental and third party approvals necessary in connection herewith, the financing contemplated hereby, and the continuing operations of the Loan Parties on terms reasonably satisfactory to the Administrative Agent and shall be in full force and effect.
12.1.16    Opinions of Counsel. An Opinion of counsel for the Company addressed to the Administrative Agent and Lenders, covering such matters relating to the authorization, execution, delivery, and enforceability of the Loan Documents, the perfection of the Liens of the Administrative Agent in the Collateral, and the absence of conflicts as the Administrative Agent reasonably may request.
12.1.17    Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with all Attorney Costs of the Administrative Agent to the extent invoiced prior to the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent’s reasonable estimate of Attorney Costs incurred or to be incurred by the Administrative Agent through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Administrative Agent).
12.1.18    Other. Such other documents as the Administrative Agent reasonably may request.
12.2    Other Conditions. The obligation of each Lender to disburse any Loan is subject to the following further conditions precedent that, both before and after giving effect to any borrowing, the following statements shall be true and correct:
(a)    the representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (except to the extent such representations and warranties (i) are already qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects, or (ii) expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all respects as of such earlier date); and
(b)    no Event of Default or Unmatured Event of Default shall have then occurred and be continuing.
12.3    Confirmatory Certificate. If requested by the Administrative Agent, the Administrative Agent shall have received (in sufficient counterparts to provide one to each Lender) a certificate dated the date of such requested Loan and signed by a duly authorized representative of the Company as to the matters set out in Section 12.2 (it being understood that each request by the Company for the making of a Loan shall be deemed to constitute a representation and warranty by the Company that the conditions precedent set forth in Section 12.2 will be satisfied at the time of the making of such Loan), together with such other documents as the Administrative Agent reasonably may request in support thereof.
ARTICLE XIII
EVENTS OF DEFAULT AND THEIR EFFECT
13.1    Events of Default. Each of the following shall constitute an Event of Default under this Agreement:
13.1.1    Non-Payment of the Loans. The Company shall fail (a) to pay when due the principal of any Loan; or (b) to pay within three (3) days after the same shall become due any interest, fee, or other amount payable by the Company hereunder or under any other Loan Document.
13.1.2    Non-Payment of Other Debt. Any default shall occur under the terms applicable to any Debt of any Loan Party individually or in an aggregate amount (for all such Debt so affected and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding $250,000 and such default shall (a) consist of the failure to pay such Debt when due, after giving effect to any cure periods in any documents relating to such Debt, whether by acceleration or otherwise, or (b)  permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable (or require any Loan Party to purchase or redeem such Debt or post cash collateral in respect thereof) prior to its expressed maturity, or (c) accelerate the maturity, of such Debt.
13.1.3    Other Material Obligations. Default in the payment when due, or in the performance or observance of, any obligation of, or condition agreed to by, any Loan Party with respect to any agreement, contract or lease, where such default, singly or in the aggregate with all other such defaults, reasonably could be expected to have a Material Adverse Effect.
13.1.4    Bankruptcy, Insolvency, etc. Any Loan Party becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any Loan Party applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Loan Party or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Loan Party or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any Debtor Relief Law, or any dissolution or liquidation proceeding, is commenced in respect of any Loan Party, and if such case or proceeding is not commenced by such Loan Party, it is consented to or acquiesced in by such Loan Party, or remains for 60 days undismissed; or any Loan Party takes any action to authorize, or in furtherance of, any of the foregoing.
13.1.5    Non-Compliance with Loan Documents. (a) Failure by any Loan Party to comply with or to perform any covenant set forth in Sections 10.1.1, 10.1.2, 10.1.3, 10.1.4, 10.1.5, 10.1.6, 10.2, 10.3(b), 10.6, 10.10, or Section 11; or (b) failure by any Loan Party to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section 13 for which no other grace period is specified) and continuance of such failure described in this clause (b) for 30 consecutive days after the earlier to occur of (i) the date the Company first becomes aware (or should have become aware) of such failure and (ii) the date the Administrative Agent notifies the Company of such failure.
13.1.6    Representations; Warranties. Any representation or warranty made by any Loan Party herein or any other Loan Document is breached or is or becomes false or misleading in any material respect (without duplication of materiality qualifiers in any such representation or warranty), or any schedule, certificate, financial statement, report, notice or other writing furnished by any Loan Party to the Administrative Agent in connection herewith is false or misleading in any material respect (without duplication of materiality qualifiers in any such schedule, certificate, financial statement, report, notice or other writing) on the date as of which the facts therein set forth are stated or certified.
13.1.7    Pension Plans. (a) Any Person institutes steps to terminate a Pension Plan if as a result of such termination the Company or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation with respect to such Pension Plan, in excess of $250,000 individually or in the aggregate; (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA and, with respect to such Lien the Company reasonably could be expected to actually incur liability in excess of $250,000; (c) the failure to pay any Unfunded Liability within the time periods required by law or required by any written agreement between any Loan Party and any Governmental Authority, or (d) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Company or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $250,000 individually or in the aggregate.
13.1.8    Judgments. Final judgments (unless covered by insurance without a reservation of rights by the applicable insurer) which exceed $250,000 individually or in the aggregate shall be rendered against any Loan Party and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.
13.1.9    Invalidity of Collateral Documents, etc. Any Collateral Document shall cease to be in full force and effect; or any Loan Party (or any Person by, through or on behalf of any Loan Party) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.
13.1.10    Guaranty. Any Loan Party or any other Person shall contest in any manner the validity, binding nature or enforceability of any guaranty of the Obligations (including the Security Agreement) or shall assert the invalidity or unenforceability of, or deny any liability under, any guaranty of the Obligations (including the Guaranties) or any Loan Party fails to comply with any of the terms or provisions of any guaranty of the Obligations (including the Guaranties), or any representation or warranty of any Loan Party is false in any material respect or any covenant is breached by any Loan Party herein or in any Guaranty of the Obligations (including the Guaranties).
13.1.11    Invalidity of Subordination Provisions, etc. Any subordination provision in any document or instrument governing Subordinated Debt, or any subordination provision in any guaranty by any Subsidiary of any Subordinated Debt, shall cease to be in full force and effect, or any Loan Party or any other Person (including the holder of any applicable Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision.
13.1.12    Change of Control. A Change of Control shall occur.
13.1.13    Material Adverse Effect. The occurrence of any event or circumstance which reasonably could be expected to have a Material Adverse Effect.
13.2    Effect of Event of Default. If any Event of Default described in Section 13.1.4 shall occur in respect of the Company (regardless as to whether the time periods specified therein shall have expired), the Commitments shall immediately terminate and the Loans and all other Obligations hereunder shall become immediately due and payable, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Administrative Agent may (and, upon the written request of the Required Lenders shall) declare the Commitments to be terminated in whole or in part and/or declare all or any part of the Loans and all other Obligations hereunder to be due and payable, whereupon the Commitments shall immediately terminate (or be reduced, as applicable) and/or the Loans and other Obligations hereunder shall become immediately due and payable (in whole or in part, as applicable), all without presentment, demand, protest or notice of any kind. If practical, the Administrative Agent shall use its reasonable efforts to promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration nor result in liability of any kind or nature to the Administrative Agent and the Lenders. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies against the Company and each other Loan Party granted to them in this Agreement, the other Loan Documents and in any other instrument or agreement securing, evidencing or relating to the Obligations, and all rights and remedies of a creditor under any applicable law or at equity.
13.3    Right to Appointment of Receiver. Without limiting any other rights, options and remedies the Administrative Agent and the Lenders have under the Loan Documents, the UCC, at law or in equity, if an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by the Administrative Agent to enforce its and the Lenders’ rights and remedies in order to manage, protect and preserve the Collateral, to sell or dispose of the Collateral, to continue the operation of the businesses of the Company and its Subsidiaries and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payments as aforesaid until a sale or other Disposition of the Collateral shall be finally made and consummated. The Company, for itself and on behalf of its Subsidiaries, hereby irrevocably consents to, and waives any right to object to or otherwise contest, the appointment of, a receiver as provided above. The Company (i) grants such waiver and consent knowingly after having discussed the implications thereof with counsel, (ii) acknowledges that (A) the uncontested right to have a receiver appointed for the foregoing purposes is considered essential by the Administrative Agent and the Lenders in connection with the enforcement of their rights and remedies hereunder and under the other Loan Documents and (B) the availability of such appointment as a remedy under the foregoing circumstances was a material factor in inducing the Lenders to make the Loans to the Company, and (iii) agrees to enter into any and all stipulations in any legal actions, or agreements or other instruments required or reasonably appropriate in connection with the foregoing, and to cooperate fully with the Administrative Agent and the Lenders in connection with the assumption and exercise of control by any receiver over all or any portion of the Collateral.
13.4    Cooperation in Event of Default. If any Event of Default shall occur and be continuing, in addition to the acceleration and other provisions set forth in this Section 13, the Company shall, and shall cause each of its Subsidiaries to, take any action that the Administrative Agent, for the benefit of itself and the Lenders, may request in order to enable the Administrative Agent to obtain and enjoy the full rights and benefits granted to Agent hereunder. The Company shall not, and shall not permit any of its Subsidiaries to, resist or interfere with any action taken by the Administrative Agent in accordance with this Section 13. In furtherance (and not in limitation) of the foregoing, the Company hereby grants to the Administrative Agent, for the benefit of the Lender, after the occurrence and during the continuance of an Event of Default, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Company or any of its Subsidiaries) to use any Intellectual Property (as such term is defined in the Security Agreement), now owned or hereafter acquired by the Company or any of its Subsidiaries, and wherever the same may be located, including in such license reasonable access as to all media in which any of the licensed items may be recorded or stored and to all computer programs and used for the compilation or printout thereof.
13.5    Setoff. The Company agrees for itself and each of its Subsidiaries that the Administrative Agent and each Lender and Lenders may have all rights of set-off and bankers’ lien provided by applicable law. If an Event of Default shall have occurred and be continuing, the Administrative Agent, each Lender, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency), including the Obligations, at any time owing by the Administrative Agent, such Lender, or any such Affiliate to or for the credit or the account of the Company or any of its Subsidiaries against any and all of the obligations of the Company or such Subsidiary now or hereafter existing under this Agreement or any other Loan Document to the Administrative Agent or such Lender, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company or such Subsidiary may be contingent or unmatured or are owed to a branch or office of the Administrative Agent or such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of the Administrative Agent, each Lender, and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender, or their respective Affiliates may have. If practical, the Administrative Agent and each Lender agrees to use reasonable efforts to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application or result in any liability to the Administrative Agent or any Lender. Notwithstanding the foregoing, no Lender shall set-off against the Obligations any amount owed by such Lender to the Company in respect of the exercise of the Warrants or in respect of any subscription by such Lender for Capital Stock of the Company.
13.6    Sharing of Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the

Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Subsection shall not be construed to apply to (x) any payment made by the Company pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this Subsection shall apply).
The Company for itself and each other Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company and each other Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company and each other Loan Party in the amount of such participation.
ARTICLE X1V
THE AGENT
14.1    Appointment and Authorization. Each of the Lenders hereby irrevocably appoints Sixth Floor to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Company nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
14.2    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

14.3    Exculpatory Provisions.
(a)        The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(i)     shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Lender in violation of any Debtor Relief Law; and
(iii)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)        The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 13.2, 13.3, and 15.1), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Event of Default unless and until notice describing such Event of Default is given to the Administrative Agent in writing by the Company or a Lender.
(c)        The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan

Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article XII or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
14.4    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
14.5    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the Loans as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.
14.6    Resignation of Administrative Agent.
(a)        The Administrative Agent may at any time give notice of its resignation to the Lenders and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)        With effect from the Resignation Effective Date (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Sections 15.5 and 15.15 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as the Administrative Agent.
14.7    Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
14.8    No Other Duties. Anything herein to the contrary notwithstanding, no Person identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” “lead manager,” “arranger,” “lead arranger” or “co-arranger,” if any, shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
14.9    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law, the Administrative Agent (irrespective of whether the principal of any Loan then shall be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)        to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Article IV and Sections 15.5 and 15.15) allowed in such judicial proceeding; and
(b)        to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Article IV and Sections 15.5 and 15.15.
14.10    Indemnification. Whether or not the transactions contemplated hereby are consummated, each Lender shall indemnify upon demand the Administrative Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), according to its applicable Pro Rata Share, from and against any and all Indemnified Liabilities (as hereinafter defined); provided that no Lender shall be liable for any payment to any such Person of any portion of the Indemnified Liabilities to the extent determined by a final, nonappealable gross negligence or willful misconduct. No action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs and Taxes) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, any foreclosure under any of the Loan Documents, or any modification, release or discharge of, any or all of the Loan Documents, termination of this Agreement and the resignation or replacement of the Administrative Agent.
14.11    Collateral Matters.
(a)        The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion:

(i)        to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of all Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other Disposition permitted under the Loan Documents, or (iii) subject to Section 15.1, if approved, authorized or ratified in writing by the Required Lenders;
(ii)    to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 11.2(d); and
(iii)    to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 14.12.
(b)        The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
ARTICLE XV
GENERAL
15.1    Waiver; Amendments. No delay on the part of the Administrative Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by the Company, and the Lenders having an aggregate Pro Rata Shares of not less than the aggregate Pro Rata Shares expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement, by the Company, and the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall (a) extend or increase the Commitment of any Lender without the written consent of such Lender; (b) extend the date scheduled for payment of any principal (excluding voluntary or mandatory prepayments) of, or interest on, the Loans, or any fees payable hereunder without the written consent of each Lender directly affected thereby; (c) reduce the principal amount of any Loan (excluding voluntary or mandatory prepayments), the rate of interest thereon or any fees payable hereunder, without the consent of each Lender directly affected thereby; or (d) release any party from its obligations under the Security Agreement or all or any substantial part of the Collateral granted under the Collateral Documents, change the definition of Required Lenders, any provision of this Section 15.1 or reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent, without, in each case set forth in this clause (d), the written consent of all Lenders. No provision of Section 6.2 with respect to the timing or application of mandatory prepayments of the Loans shall be amended, modified or waived without the consent of the Required Lenders and the Company. No provision of Section 14 or other provision of this Agreement affecting the Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of the Administrative Agent.
15.2    Confirmations. The Company and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Administrative Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.
15.3    Notices. All notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Annex B or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent if a confirming notice is also sent by overnight courier; notices served in person, upon acceptance or refusal of delivery; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by overnight courier service shall be deemed to have been given on the first (1st) Business Day following the day such notice is delivered to such carrier. Any notice properly given hereunder but the delivery thereof is refused by the recipient, shall be deemed to have been properly given and received.
15.4    Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied.
15.5    Costs, Expenses and Taxes. The Company agrees to pay on demand all reasonable out-of-pocket fees, costs and expenses of the Administrative Agent (including Attorney Costs and, if required hereunder, any Taxes) and its Related Parties in connection with the preparation, execution, syndication, delivery and administration (including perfection and protection of any of the Collateral and the costs of Intralinks (or other similar service), if applicable) of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), whether or not the transactions contemplated hereby or thereby shall be consummated, and all out-of-pocket fees, costs and expenses (including Attorney Costs and, if required hereunder, any Indemnified Taxes) incurred by the Administrative Agent and the Lenders and from and after an Event of Default and during the continuance thereof in connection with the collection of the

Obligations or the enforcement of this Agreement the other Loan Documents or any such other documents or during any workout, restructuring or negotiations in respect thereof or any exercise of any rights or remedies hereunder or under the other Loan Documents. In addition, the Company agrees to pay, and to save the Administrative Agent and the Lenders harmless from all liability for, any fees of the Company’s auditors or examiners in connection with any reasonable exercise by the Administrative Agent and the Lenders of their rights pursuant to Section 10.2. All Obligations provided for in this Section 15.5 shall survive repayment of the Loans, cancellation of the Notes, and termination of this Agreement.
15.6    Successors and Assigns.
15.6.1    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Company nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any of the other Loan Documents without the prior written consent of the Administrative Agent, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Assignee in accordance with the provisions of Section 15.6.2, (ii) to a Participant by way of participation in accordance with the provisions of Section 15.6.4, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 15.6.6 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 15.6.4 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
15.6.2    Assignments by Lenders. Any Lender may at any time assign to one or more Persons (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (in each case with respect to any Loan) any such assignment shall be subject to the following conditions:
(i)        Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to any Loan) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (ii)(B) of this Section 15.6.2 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in paragraph (ii)(A) of this Section 15.6.2, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable

Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default or Unmatured Event of Default has occurred and is continuing, the Company, otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (i)(B) of this Section 15.6.2 and, in addition:
(A)    the consent of the Company in its sole discretion shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof; and
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any unfunded Commitments if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (ii) any Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an assignment and assumption substantially in the form of Exhibit C or any other form approved by the Administrative Agent (an “Assignment and Assumption”), together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The Assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire containing such information and payment details with respect to the Assignee as the Administrative Agent reasonably may request.

(v)        No Assignment to Certain Persons. No such assignment shall be made to the Company or any of the Company’s Affiliates or Subsidiaries.
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural Person.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 15.6.3, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections  8.1, 15.5, 15.15, and 15.18 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 15.6.4.
15.6.3    Register. The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices in Houston, Texas a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
15.6.4    Participations. Any Lender may at any time, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to any Person (other than a natural Person or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Company, the Administrative Agent, and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 14.10 with respect to any payments made by such Lender to its Participant(s). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the third sentence of Section 15.3 that affects such Participant. The Company agrees that each Participant shall be entitled to the benefits of Section 8.1 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 15.6.2; provided that such Participant agrees to be subject to the provisions of Section 8.2 as if it were an Assignee under Section 15.6.2. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 7.5 as though it were a Lender; provided that such Participant agrees to be subject to Section 7.4 as though it were a Lender.
15.6.5    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 7.6 and 8.1 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 7.6 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 7.6.5 as though it were a Lender.
15.6.6    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
15.7    GOVERNING LAW. THIS AGREEMENT AND EACH NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.
15.8    Confidentiality. Each of the Administrative Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties solely as needed and for use in connection with, and in furtherance of, the transactions contemplated by this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i)

any Assignee of or Participant in, or any prospective Assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Company and its obligations, this Agreement or payments hereunder; (g) with the consent of the Company; or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than the Company.
For purposes of this Section, “Information” means all information received from the Company or any of its Subsidiaries relating to the Company or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company or any of its Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
15.9    Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Company and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.
15.10    Nature of Remedies. All Obligations of the Company and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
15.11    Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof (except as relates to the fees described in Section 4.1) and any prior arrangements made with respect to the payment by the Company of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Administrative Agent or the Lenders. Acceptance of or acquiescence in a course of performance or course of dealing rendered or taken under or with respect to this Agreement or the other Loan Documents will not be relevant to determine the meaning of this Agreement or the other Loan Documents even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

15.12    Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Article XII, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
15.13    Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.
15.14    Customer Identification - USA Patriot Act Notice. Each Lender (for itself and not on behalf of any other party) hereby notifies the Loan Parties that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender to identify the Loan Parties in accordance with the Act.
15.15    INDEMNIFICATION BY THE COMPANY. IN CONSIDERATION OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY THE ADMINISTRATIVE AGENT AND THE LENDERS AND THE AGREEMENT TO EXTEND THE COMMITMENTS PROVIDED HEREUNDER, THE COMPANY SHALL INDEMNIFY, EXONERATE AND HOLD THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH OF THE OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES AND AGENTS OF THE ADMINISTRATIVE AGENT, EACH LENDER, AND EACH OF THEIR RELATED PARTIES (EACH A “LENDER PARTY”) FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, LOSSES, LIABILITIES, DAMAGES AND EXPENSES, INCLUDING ATTORNEY COSTS, INCLUDING ALL TAXES (UNLESS EXPRESSLY SET FORTH IN THIS AGREEMENT AS NOT BEING THE RESPONSIBILITY OF THE COMPANY, INCLUDING EXCLUDED TAXES) (COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”), INCURRED BY THE LENDER PARTIES OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (A) ANY TENDER OFFER, MERGER, PURCHASE OF CAPITAL STOCK, PURCHASE OF ASSETS (INCLUDING ANY SIMILAR TRANSACTION FINANCED OR PROPOSED TO BE FINANCED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, WITH THE PROCEEDS OF ANY OF THE LOANS, (B) THE USE, HANDLING, RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY, (C) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY OR THE OPERATIONS CONDUCTED THEREON, (D) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH ANY LOAN PARTY OR THEIR RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS SUBSTANCES OR (E) THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER LOAN

DOCUMENT BY ANY OF THE LENDER PARTIES, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF THE APPLICABLE LENDER PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, THE COMPANY HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 15.15 SHALL SURVIVE REPAYMENT OF THE LOANS, CANCELLATION OF THE NOTES, ANY FORECLOSURE UNDER, OR ANY MODIFICATION, RELEASE OR DISCHARGE OF, ANY OR ALL OF THE COLLATERAL DOCUMENTS AND TERMINATION OF THIS AGREEMENT.
15.16    Nonliability of Lenders. The relationship between the Company on the one hand and the Lenders and the Administrative Agent on the other hand shall be solely that of borrower and lender (except to the extent expressly set forth in Section 15.15). Neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and the Administrative Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Neither the Administrative Agent nor any Lender undertakes any responsibility to any Loan Party to review or inform any Loan Party of any matter in connection with any phase of any Loan Party’s business or operations. The Company each agrees, on behalf of itself and each other Loan Party, that neither the Administrative Agent nor any Lender shall have liability to any Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. NO LENDER PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH INTRALINKS OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT, NOR SHALL ANY LENDER PARTY HAVE ANY LIABILITY WITH RESPECT TO, AND THE COMPANY ON BEHALF OF ITSELF AND EACH OTHER LOAN PARTY, HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR ANY SPECIAL, PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE CLOSING DATE). The Company each acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party. No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders.

15.17    FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
15.18    WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
[remainder of this page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

CELLULAR DYNAMICS INTERNATIONAL, INC., as the Company

By:    /s/ David S. Snyder
Name:    David S. Snyder

Title:	Executive Vice President and Chief Financial Officer

SIXTH FLOOR INVESTORS LP, as the Administrative Agent

By:    8-26-22 GP LLC, its General Partner
By:    /s/ Daniel F. Pritzker
Name:    Daniel F. Pritzker
Title:    Chief Executive Officer

CDI Credit Agreement Signature Page

Sixth Floor Investors LP, as a Lender

By: 8-26-22 GP LLC, its General Partner

By: /s/ Daniel F. Pritzker
Name: Daniel F. Pritzker
Title: Chief Financial Officer

CDI Credit Agreement Signature Page

Nicholas J. Seay, as a Lender

By: /s/ Nicholas Seay

CDI Credit Agreement Signature Page

Tactics II-CDI Series B Investors, LLC, as a Lender

By: /s/ Thomas Palay
Name: Thomas M. Palay
Title: Managing Member

CDI Credit Agreement Signature Page

Tactics II-CDI Series B Investors II, LLC, as a Lender

By:    /s/ Thomas Palay
Name:    Thomas M. Palay
Title:    Managing Member

CDI Credit Agreement Signature Page

Tactics II-CDI Series B Investors III, LLC, as a Lender

By:    /s/ Thomas Palay
Name:    Thomas M. Palay
Title:    Managing Member

CDI Credit Agreement Signature Page

Bernard Osher Trust uad 3/8/88, as a Lender

By:    /s/ Bernard Osher
Name:    Bernard A Osher
Title:    Trustee

CDI Credit Agreement Signature Page

WIG LP, as a Lender

By:    /s/ Will K. Weinstein
Name:    Will K. Weinstein
Title:    Trustee of the General Partner

CDI Credit Agreement Signature Page

Diane B. Wilsey Revocable Trust dtd 5/14/02, as a Lender

By:    /s/ Diane B. Wilsey
Name:    Diane B. Wilsey
Title:    Trustee

CDI Credit Agreement Signature Page

ANNEX A

LENDERS AND PRO RATA SHARES

Lender	Tranche 1 Commitment	Pro Rata Share	Tranche 2 Commitment	Pro Rata Share
Sixth Floor Investors LP	$11,581,867	96.515555%	$7,721,244	96.515555%
Nicholas J. Seay	$28,600	0.238335%	$19,067	0.238335%
Tactics II-CDI Series B Investors, LLC	$95,320	0.794330%	$63,546	0.794330%
Tactics II-CDI Series B Investors II, LLC	$88,862	0.740515%	$59,241	0.740515%
Tactics II-CDI Series B Investors III, LLC	$85,085	0.709045%	$56,724	0.709045%
Bernard Osher Trust uad 9/8/88	$80,178	0.668150%	$53,452	0.668150%
WIG LP	$20,044	0.167035%	$13,363	0.167035%
Diane B. Wilsey Revocable Trust	$20,044	0.167035%	$13,363	0.167035%
Totals:	$12,000,000	100%	$8,000,000	100%

ANNEX A - 74

ANNEX B

ADDRESSES FOR NOTICES

TO THE COMPANY:	With a copy to:
Cellular Dynamics International, Inc. 525 Science Drive Madison, Wisconsin 53711 Attention: Thomas M. Palay Facsimile: (608) 310-5101	Godfrey & Kahn 780 North Water Street Milwaukee, WI 53202 Attention: Anna M. Geyso Facsimile: (414) 273-5198

TO THE ADMINISTRATIVE AGENT OR ANY LENDER:	With copies to:
Sixth Floor Investors LP 3555 Timmons Lane, Suite 800 Houston, TX 77027 Attention: Whitney D. Neighbors Facsimile: (713) 623-2317	Sixth Floor Investors LP Attention: Lynn-Anne M. Schow Facsimile: (978) 463-1766
Perkins Coie LLP 131 S. Dearborn Street, Suite 1700 Chicago, IL 60603 Attention: Michael L. Owen Facsimile: (312) 324-9467

ANNEX B - 1

EXHIBIT A
FORM OF NOTE
Please see attached.

NOTE

June 27, 2013
$__________________ Chicago, Illinois

The undersigned, for value received, promises to pay to the order of [NAME OF LENDER] (the “Lender”) at the principal office of Sixth Floor Investors LP in Houston, Texas, the aggregate unpaid principal amount of all Loans made to the undersigned by the Lender pursuant to the Credit Agreement dated as of June 27, 2013 among the undersigned, the lenders party thereto (including the Lender), and Sixth Floor Investors LP, in its capacity as the administrative agent (in such capacity, the “Administrative Agent”) for such Lenders (such Credit Agreement, as the same may be amended, modified, supplemented, and/or restated from time to time, hereinafter is referred to as the “Credit Agreement”), as such unpaid principal amount is shown on the schedule attached hereto (and any continuation thereof) or in the records of the Administrative Agent). Such unpaid principal amount shall be payable on the dates and in the amounts set forth in the Credit Agreement.
The undersigned further promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.
Reference is hereby made to the Credit Agreement for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.
This Note is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.
IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered by its duly authorized officer as of the date first set forth above.

CELLULAR DYNAMICS INTERNATIONAL,
INC.

By: ____________________________________
Name: __________________________________
Title: ___________________________________

EXHIBIT B
FORM OF COMPLIANCE CERTIFICATE
Please see attached.

COMPLIANCE CERTIFICATE
To:    Sixth Floor Investors LP, as the Administrative Agent

Please refer to the Credit Agreement dated as of June 27, 2013 (as amended, modified, supplemented and/or restated from time to time, the “Credit Agreement”) among Cellular Dynamics International, Inc. (the “Company”), various lenders, and Sixth Floor Investors LP, as the Administrative Agent for such lenders. Capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.
Enclosed herewith is a copy of the [annual audited/quarterly/monthly] financial statements of the Company as at [__________________] (the “Computation Date”), which statements fairly present in all material respects the financial condition and results of operations (subject, in the case of quarterly and monthly statements, to the absence of footnotes and to normal year-end adjustments) of the Company as of the Computation Date and has been prepared in accordance with GAAP consistently applied.
The Company further certifies the Administrative Agent and the Lenders that no Event of Default or Unmatured Event of Default has occurred and is continuing.
IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed and delivered by its duly authorized officer on ___________, ____.

CELLULAR DYNAMICS INTERNATIONAL,
INC.

By:______________________________________
Name: ___________________________________
Title: ____________________________________

EXHIBIT C
FORM OF ASSIGNMENT AND ASSUMPTION

Please see attached.

ASSIGNMENT AND ASSUMPTION

Date: _________________

To:    _________________

and

[_____________], as the Administrative Agent

Re:    Assignment under the Credit Agreement referred to below

Gentlemen and Ladies:

Please refer to Section 15.6.2 of the Credit Agreement dated as of June 27, 2013 (as amended or otherwise modified from time to time, the “Credit Agreement”) among Cellular Dynamics International, Inc. (the “Company”), the various lenders parties thereto, and Sixth Floor Investors LP, in its capacity as the administrative agent for such lenders (in such capacity, the “Administrative Agent”). Capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, ______________________ (the “Assignor”) hereby irrevocably sells and assigns to _____________ (the “Assignee”), and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor:        ________________________________

2.	Assignee: ______________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Company: Cellular Dynamics International, Inc.

4.	Administrative Agent: ______________________, as the Administrative Agent under the Credit Agreement

5.	Credit Agreement: The Credit Agreement dated as of June 27, 2013 among Cellular Dynamics International, Inc., the Lenders parties thereto, Sixth Floor Investors LP, as Administrative Agent

6.	Assigned Interest[s]:

Assignor	Assignee	Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

7.    Trade Date:        ______________
8.    Effective Date:    ______________ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER.]
[remainder of this page intentionally left blank]

The terms set forth in this Assignment and Assumption are hereby agreed to:
[ASSIGNOR]

By:    ______________________________
Name:    ______________________________
Title:    ______________________________

[ASSIGNEE]

By:    _____________________________
Name:    _____________________________
Title:    _____________________________

CONSENTED TO AND ACCEPTED:

Sixth Floor Investors LP, as the Administrative Agent

By:    ______________________________
Name:    ______________________________
Title:    ______________________________

[IF REQUIRED:]

CONSENTED TO:

Cellular Dynamics International, Inc.

By:    ______________________________
Name:    ______________________________
Title:    ______________________________

ANNEX I

STANDARD TERMS AND CONDITIONS

1.    Representations and Warranties.

1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under paragraphs (iii), (v) and (vi) of Section 15.6.2 of the Credit Agreement (subject to such consents, if any, as may be required under paragraph (iii) of Section 15.6.2 of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 10.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender , attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.

EXHIBIT D
FORM OF TRANCHE 1 WARRANT

Please see attached.

THIS WARRANT AND ANY SHARES OF SERIES B PREFERRED STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND ANY SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE OFFERED FOR SALE, RESOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED ONLY (I) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA. CELLULAR DYNAMICS INTERNATIONAL, INC. MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT THAT ANY TRANSFER IS IN COMPLIANCE WITH FEDERAL AND STATE SECURITIES LAWS AS A CONDITION TO ANY TRANSFER OF SUCH SECURITIES.

THE WARRANT SHARES (AS DEFINED BELOW) WILL BE SUBJECT TO CERTAIN PROVISIONS THAT CONTINUE IN EFFECT AFTER AN INITIAL PUBLIC OFFERING (AS DEFINED BELOW), ALL AS SET FORTH IN THE SHAREHOLDERS AGREEMENT (AS DEFINED BELOW). A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF CELLULAR DYNAMICS INTERNATIONAL, INC. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE SHAREHOLDERS AGREEMENT. THE HOLDER OF THIS WARRANT BY ACCEPTANCE OF THIS WARRANT, AGREES TO BE BOUND BY ALL SUCH PROVISIONS OF THE SHAREHOLDERS AGREEMENT.

Dated:    June 27, 2013
TRANCHE 1 WARRANT
To Purchase Series B Preferred Stock of
CELLULAR DYNAMICS INTERNATIONAL, INC.,
a Wisconsin corporation
THIS IS TO CERTIFY that [insert holder’s name and type of entity including jurisdiction of organization (if applicable) ] (the “Holder”), having its principal place of business at [insert holder’s address], or its registered assigns, is entitled upon the due exercise hereof at any time during the Exercise Period (as hereinafter defined) to purchase that number of shares of Series B Preferred Stock, $0.01 par value, of Cellular Dynamics International, Inc., a Wisconsin corporation (the “Company”) equal to the product obtained by multiplying (i) 276,923 times (ii) [insert initial Holder’s Pro Rata Share of the aggregate Tranche 1 Commitments], at a price per share initially equal to the Initial Public Offering price at which the underwriters initially sell Common Stock to the public; provided, however, that, in the event that the Company fails to consummates an Initial Public Offering prior to August 1, 2013, such price per share instead shall initially be equal to $1.30 (the “Exercise Price”) and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and subject to the conditions set forth herein. The foregoing Exercise Price and number of shares of Series B Preferred Stock purchasable hereunder are subject to adjustment as hereinafter set forth.
This Warrant has been issued by the Company in connection with that certain Credit Agreement of even date herewith among the Company, the Persons from time to time parties thereto, as Lenders thereunder, and Sixth Floor, in its capacity as Administrative Agent for such Lenders (as such Credit Agreement same may be amended, restated, refinanced or otherwise modified from time to time, the “Credit Agreement”) in consideration of the loans to the Company by the initial Holder as provided for in such Credit Agreement.
Capitalized terms used, but not otherwise defined, in this Warrant shall have the respective meanings set forth in Article VIII hereof, or if not therein defined, as given to them in the Credit Agreement. If the Credit Agreement is terminated prior to the termination of this Warrant, such terms shall have the definitions given to them in the Credit Agreement as in effect immediately prior to its termination.
ARTICLE I
EXERCISE OF WARRANT
1.1    Right to Exercise. The registered holder hereof shall have the right, at its option, to exercise this Warrant, in whole or in part, at any time during the period commencing on the date hereof and ending, on June 27, 2023 subject to its earlier expiration in accordance with Section 1.5 hereof (the “Exercise Period”).
1.2    Manner of Exercise; Payment. To exercise this Warrant, the holder hereof shall deliver to the Company (a) a Notice of Exercise duly executed by such holder specifying the number of shares of Series B Preferred Stock to be purchased, (b) an amount equal to the aggregate Exercise Price for all shares of Series B Preferred Stock to be purchased pursuant to this Warrant and (c) this Warrant. At the option of such holder, payment of the Exercise Price may be made by (A) either of the Permitted Payment Methods, (B) deduction from the number of shares otherwise to be delivered upon exercise of the Warrant that number of shares of Series B Preferred Stock which has an aggregate Current Market Price on the date of exercise - or if such Series B Preferred Stock is not then publicly traded, an aggregate Fair Value on the date of exercise - equal to the aggregate Exercise Price for all shares to be purchased pursuant to this Warrant or (C) by any combination of the foregoing methods. The exercise of this Warrant and payment of the Exercise Price pursuant to Section 1.2(B) above is intended to qualify as a tax free reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.
1.3    Effectiveness of Exercise. This Warrant shall be deemed to have been exercised and the shares of Series B Preferred Stock shall be deemed to have been issued, as of the close of business on the date on which the Notice of Exercise, payment of the Exercise Price (unless a cashless exercise is being effected pursuant to Section 1.2(B)), and this Warrant are received by the Company, and all conditions and required deliveries to the Company, under Article III are satisfied or have been made.

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1.4    Issuance of Series B Preferred Stock. Upon the Company’s receipt of all required deliveries hereunder and the satisfaction or all conditions, as applicable, under Article III, the Company shall, as promptly as practicable but in any event within ten Business Days thereafter, cause to be issued and delivered to the holder hereof (or its nominee) or the transferee designated in the Notice of Exercise, a certificate or certificates representing shares of Series B Preferred Stock equal to the aggregate number of shares of Series B Preferred Stock specified in the Notice of Exercise (less any shares in payment of a cashless exercise pursuant to Section 1.2(B)). Such certificate or certificates shall be registered in the name of the holder hereof (or its nominee) or, subject to Article III, in the name of such transferee, as the case may be. If this Warrant is exercised in part, the Company shall, at the time of delivery of such certificate or certificates, issue and deliver to the holder hereof or, subject to Article III, the transferee so designated in the Notice of Exercise, a new Warrant evidencing the rights of the holder hereof or such transferee to purchase the aggregate number of shares of Series B Preferred Stock for which this Warrant shall not have been exercised and this Warrant shall be canceled.
1.5    Treatment of Warrant Upon Acquisition.
For the purpose of this Warrant, “Acquisition” means (a) any sale, license, or other transfer or disposition of all or substantially all of the assets of the Company, or (b) any reorganization, consolidation, or merger of Company, or (c) any sale of Company securities (other than in an Initial Public Offering), in any such case described in (a)-(b) to a third party that is not an Affiliate of the Company (or of any of the Company’s existing security holders), where the holders of Company’s securities before the transaction beneficially own less than fifty percent (50%) of the outstanding voting securities of the surviving or acquiring entity after the transaction.
In the event of an Acquisition, the Holder may either (a) exercise this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (b) permit the Warrant to expire upon the consummation of such Acquisition. The Company shall provide the Holder with written notice of any proposed Acquisition together with such reasonable information as the Holder may request in connection with such contemplated Acquisition giving rise to such notice, which is to be delivered to the Holder not less than twenty (20) days prior to the closing of the proposed Acquisition.
1.6    Fractional Shares. The Company shall not issue fractional shares of Series B Preferred Stock upon any exercise of this Warrant. The Company shall purchase from the holder any fractional shares otherwise issuable upon exercise at a price equal to an amount calculated by multiplying such fractional share (calculated to the nearest .001 of a share) by the Exercise Price calculated as of the date of the Notice of Exercise. Payment of such amount shall be made at the time of delivery of any certificate or certificates deliverable upon such exercise, in cash or by check payable to the order of the holder hereof or, subject to Article III, the transferee designated in the Notice of Exercise, as the case may be.
1.7    Continued Validity. A holder of shares of Series B Preferred Stock issued upon the whole or partial exercise of this Warrant shall continue to be entitled to all rights to which a holder of this Warrant is entitled with respect to such stock pursuant to the provisions hereof. The Company

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agrees and acknowledges that each such holder of such issued Warrant Shares shall be and is hereby deemed to be a third party beneficiary of this Warrant.
ARTICLE II
REGISTRATION, TRANSFER AND EXCHANGE
The Company shall keep at its principal office a register in which it shall record the registration, transfer and exchange of this Warrant in accordance herewith. The holder hereof and the Company shall take such actions as may be necessary from time to time (or as may be reasonably requested by the other party) to effect the proper registration of this Warrant or portions hereof and in connection with any transfer or exchange of this Warrant or portions hereof. All Warrants issued upon any registration of transfer or exchange of Warrants or portions hereof in accordance herewith shall be the valid obligations of the Company, evidencing the same rights, and entitled to the same benefits, as the Warrants surrendered upon such registration of transfer or exchange.
Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft, or destruction, of indemnity satisfactory to the Company, and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor and denomination. The Company and any agent of the Company may treat the Person in whose name this Warrant is registered on the register kept at the principal office of the Company as the owner and the holder hereof for all purposes.
ARTICLE III
RESTRICTIONS ON TRANSFER
3.1    Notice of Proposed Transfer. Neither this Warrant nor any Warrant Shares shall be transferable without prior written notice to the Company except, subject to the other provisions of this Article III, (a) to an Affiliate of the holder hereof, (b) to a successor to the holder hereof as a result of a merger or consolidation with, or sale of all or substantially all of the stock or assets of, the holder hereof, or (c) to any Person if the holder hereof shall also transfer or assign to such person all or a part of its interest in the Credit Agreement.
3.2.    Condition of Transfer or Exercise of Warrant. Notwithstanding any term or implication herein to the contrary, it shall be a condition to any transfer or exercise of this Warrant that at the time of such transfer or exercise, the Holder shall provide the Company with a representation in writing that the Holder or transferee is acquiring this Warrant and/or the shares of Series B Preferred Stock to be issued upon exercise for investment purposes only and not with a view to any sale or distribution, or will provide the Company with a statement of pertinent facts covering any proposed distribution. Each certificate evidencing the shares issued upon exercise of this Warrant or upon any transfer of the any or all of the shares of Series B Preferred Stock issuable upon exercise of this Warrant (other than a transfer registered under the Securities Act or any subsequent transfer of shares so registered) shall, at the Company’s option, if the Shares are not freely saleable under Rule 144 under the Securities Act, contain a legend in form and substance satisfactory to the Company and its counsel, restricting the transfer of the shares to sales or other dispositions exempt from the requirements of the Securities Act. As a further condition to each

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transfer, at the request of the Company, the Holder shall surrender this Warrant to the Company and the transferee shall receive and accept a Warrant, of like tenor and date, executed by the Company.
3.3    Rights of Series B Preferred Stock. The shares of Series B Preferred Stock issuable upon the exercise of the Warrant will be subject to the rights, preferences and limitations with respect to such class and series as are set forth in the Articles of Incorporation and will be subject to (and enjoy the benefits of) the provisions of the Shareholders Agreement (that as provided therein continue in effect beyond the termination of such agreement upon an Initial Public Offering) and the Registration Rights Agreement. As a condition to the receipt of any of the Warrant Shares upon the exercise hereof and as set forth in the Notice of Exercise, the Holder if not already a party to such agreement agrees to execute and deliver counterpart signature pages to the Shareholders Agreement (if then in effect) and the Registration Rights Agreement acknowledging and agreeing that the Holder is bound by such agreement expressly for the benefit of the Company and the other parties thereto.
3.4    Legend on Warrants and Certificates.
The Warrant Shares shall bear the following legend:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT. IN ADDITION, ANY TRANSFER OF THESE SHARES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANT DATED AS OF JUNE 27, 2013 ORIGINALLY ISSUED BY CELLULAR DYNAMICS INTERNATIONAL, INC. (THE “COMPANY”) TO [INSERT ORIGINAL HOLDER’S NAME] TO PURCHASE SHARES OF SERIES B PREFERRED STOCK, $0.01 PAR VALUE, OF THE COMPANY. A COPY OF THE FORM OF SUCH WARRANT IS ON FILE WITH THE SECRETARY OF THE COMPANY AT 525 SCIENCE DRIVE, MADISON, WISCONSIN 53711 AND WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY AT SUCH ADDRESS.”
The Company need not enter into its stock records a transfer of Warrant Shares unless the conditions specified in the foregoing legend are satisfied. The Company may also instruct its transfer agent not to allow the transfer of any of the Warrant Shares unless the conditions specified in the foregoing legend are satisfied.
3.5    Termination of Restrictions. The restrictions imposed under this Article III upon the transferability of this Warrant or Warrant Shares shall cease when (a) a registration statement covering such Warrant Shares becomes effective under the Securities Act or (b) the Company receives an opinion of counsel acceptable to the Company that such restrictions are no longer required in order to ensure compliance with the Securities Act. When such restrictions terminate, the Company shall, or shall instruct its transfer agent and registrar to, issue new certificates in the name of the holder not bearing the legend required under Section 3.4.

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ARTICLE IV
ADJUSTMENT PROVISIONS
4.1    Adjustment for Certain Events. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows
(a)    Reclassification or Merger. In case of (i) any reclassification or change of securities of the class or series issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or (ii) any merger or consolidation of the Company with or into another corporation that is not an Acquisition (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or (iii) any transfer of all or substantially all of the assets of the Company which is not an Acquisition, the Company, or such successor, purchaser or transferee, as the case may be, shall duly execute and deliver to the Holder a new Warrant (in form and substance satisfactory to the Holder of this Warrant), the Company shall make appropriate provision without the issuance of a new Warrant, so that the Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of this Warrant, and in lieu of the shares of Series B Preferred Stock theretofore issuable upon exercise or conversion of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or consolidation or transfer by a holder of the number of shares of Series B Preferred Stock then purchasable under this Warrant. Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4.1. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and consolidations and transfers.
(b)    Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Series B Preferred Stock, the Exercise Price shall be proportionately decreased and the number of shares of Series B Preferred Stock issuable hereunder shall be proportionately increased in the case of a subdivision and the Exercise Price shall be proportionately increased and the number of shares of Series B Preferred Stock issuable hereunder shall be proportionately decreased in the case of a combination.
(c)    Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to shares of Series B Preferred Stock payable in shares of Series B Preferred Stock, then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Series B Preferred Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Series B Preferred Stock outstanding immediately after such dividend or distribution; or (ii) make any other distribution with

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respect to shares of Series B Preferred Stock (except any distribution specifically provided for in Sections 4.1(a) and 4.1(b)), then, in each such case, provision shall be made by the Company such that the Holder of this Warrant shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the Holder of the shares of Series B Preferred Stock issuable upon exercise of this Warrant as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.
(d)    Adjustment of Number of Shares. Upon each adjustment in the Exercise Price, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.
(e)    Adjustment for Dilutive Issuance. The Exercise Price and the number of shares of Series B Preferred Stock issuable upon exercise of this Warrant and, prior to any conversion of Series B Preferred Stock contemplated in Section 4.3, the number of shares of Common Stock issuable upon conversion of such shares of Series B Preferred Stock, shall be subject to adjustment, from time to time in the manner set forth in the Articles of Incorporation as if the shares of Series B Preferred Stock were issued and outstanding on and as of the date of any such required adjustment.
4.2    Notice of Adjustments. Whenever the Exercise Price or the kind or number of securities issuable under this Warrant shall be adjusted pursuant to Section 4.1 hereof, the Company shall prepare a certificate signed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number or kind of shares issuable upon exercise of this Warrant after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by certified or registered mail, return receipt required, postage prepaid) within thirty (30) days of such adjustment to the Holder of this Warrant as set forth in Section 10.3 hereof.
4.3    Conversion of Series B Preferred Stock. In the event that the Series B Preferred Stock becomes automatically or mandatorily converted into Common Stock or any other security, this Warrant shall thereupon become exercisable into the number of shares of Common Stock or such other security into which the shares of Series B Preferred Stock underlying this Warrant would have been converted had this Warrant been exercised immediately prior to the automatic or mandatory conversion; and thereafter each reference herein to “Series B Preferred Stock” instead shall be deemed to refer instead to “Common Stock,” except where the context clearly indicates otherwise (e.g., in Article VIII hereof).
ARTICLE V
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY
The Company hereby represents and warrants to the Initial Holder and each subsequent holder of this Warrant that as of the Closing Date:

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5.1    Organization and Capitalization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin. The authorized capital of the Company consists of 135,992,548 shares of Common Stock, par value $0.0001 per share, 28,413,291 shares of Series A Preferred Stock, par value $0.01 per share, and 70,789,732 shares of Series B Preferred Stock, par value $0.01 per share. As of the date hereof there are 16,912,145 shares of Common Stock, 28,413,291 shares of Series A Preferred Stock, and 70,512,809 shares of Series B Preferred Stock issued and outstanding, and no shares of the Company’s capital stock are held in its treasury. All the outstanding shares of the Company’s capital stock have been validly issued without violation of any preemptive or similar rights and are fully paid and nonassessable.
5.2    Authority. The Company has full corporate power and authority to execute and deliver this Warrant and to perform all of its obligations hereunder, and the execution, delivery and performance hereof have been duly authorized by all necessary corporate action on its part. This Warrant has been duly executed on behalf of the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.
5.3    No Legal Bar. Neither the execution, delivery or performance of this Warrant will (a) conflict with or result in a violation of the articles or certificate of incorporation or bylaws of the Company, (b) conflict with or result in a violation of any law, statute, regulation, order or decree applicable to the Company, (c) require any consent or authorization or filing with, or other act by or in respect of, any governmental authority, or (d) result in a breach of, constitute a default under or constitute an event creating rights of acceleration, termination or cancellation under any mortgage, lease, contract, franchise, instrument or other agreement to which the Company is a party or by which it is bound.
5.4    Validity of Shares. When issued upon the exercise of this Warrant as contemplated herein, shares of Series B Preferred Stock will have been validly issued and will be fully paid and nonassessable and without violation of any preemptive or similar rights.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY
The Holder hereby represents and warrants to the Company with respect to this purchase as follows:
6.1    Investor Sophistication. The Holder has substantial experience in evaluating and investing in private placement transactions of securities of companies similar to the Company so that the Holder is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its interests.
6.2    Investment Intent. The Holder is acquiring this Warrant and the Warrant Shares issuable upon exercise of this Warrant (collectively the “Securities”) for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. The Holder understands that the Securities have not been registered under the Securities Act by reason of a

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specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.
6.3    Indefinite Holding Period. The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act.
6.4    Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.
6.5    Access to Information. The Holder has had an opportunity to discuss the Company’s business, management and financial affairs with its management and an opportunity to review the Company’s facilities. The Holder understands and agrees that the Company is not making any representations and warranties upon which the Holder may rely in making its decisions to invest in and purchase the Securities except as expressly set forth herein on in the Credit Agreement and herein.

ARTICLE VII
VARIOUS COVENANTS OF THE COMPANY
7.1    No Impairment or Amendment. The Company shall not by any action including, without limitation, amending its articles or certificate of incorporation or by-laws, any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant or impair the ability of the holder to realize upon the intended economic value hereof, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the holder hereof against impairment. Without limiting the generality of the foregoing, the Company shall (a) not increase the par value of any shares of Series B Preferred Stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, (b) take all such action as may be necessary or appropriate in order that the Company may validly issue fully paid and nonassessable shares of Series B Preferred Stock upon the valid exercise of this Warrant, (c) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.
7.2    Reservation of Series B Preferred Stock. The Company will at all times reserve and keep available, solely for issuance, sale and delivery upon the exercise of this Warrant, a number of shares of Series B Preferred Stock equal to the number of shares of Series B Preferred Stock issuable from time to time upon exercise of this Warrant and, prior to any conversion of Series B Preferred Stock contemplated in Section 4.3, the number of shares of Common Stock into which such Series B Preferred Stock may converted. All such shares of Series B Preferred Stock shall be duly authorized and, when issued upon exercise of this Warrant, shall be validly issued and fully paid and nonassessable.

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7.3    Certain Expenses. The Company shall pay all expenses in connection with, and all taxes (other than stock transfer taxes) and other governmental charges that may be imposed in respect of, the issuance of this Warrant and certificates for shares of Series B Preferred Stock upon exercise of this Warrant.
ARTICLE VIII DEFINITIONS
The terms defined in this Article VIII, whenever used in this Warrant, shall have the following respective meanings:
“Articles of Incorporation” means the Company’s Fifth Amended and Restated Articles of Incorporation, as amended (without any breach of the Credit Agreement) as of the Closing Date and as thereafter may be amended or restated from time to time.
“Assignment” means the form of Assignment set forth on Exhibit 1-A.
“Closing Date” means June 27, 2013.
“Commission” means the Securities and Exchange Commission or another Federal agency from time to time administering the Securities Act.
“Common Stock” means shares of the Company’s Common Stock, par value $0.0001 per share.
“Current Market Price” as to any security on any date specified herein means the average of the daily closing prices for the thirty (30) consecutive trading days before such date excluding any trades which are not bona fide arm’s length transactions. The closing price for each day shall be (i) the mean between the closing high bid and low asked quotations of any such security in the over-the-counter market as shown by the National Association of Securities Dealers, Inc. Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, as reported by any member firm of the New York Stock Exchange selected by the Company, (ii) if not quoted as described in clause (i), the mean between the high bid and low asked quotations for any such security as reported by the National Quotation Bureau Incorporated or any similar successor organization, as reported by any member firm of the New York Stock Exchange selected by the Company, or (iii) if any such security is listed or admitted for trading on any national securities exchange, the last sale price of any such security, regular way, or the mean of the closing bid and asked prices thereof if no such sale occurred, in each case as officially reported on the principal securities exchange on which any such security is listed. If any such security is quoted on a national securities or central market system in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (i) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (iii) of the preceding sentence if actual transactions are reported.
“Fair Value” means the fair value of a Warrant Share as mutually agreed upon by the Company and the Holder.

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“Initial Holder” means Sixth Floor Investors LP.
“Initial Public Offering” means the closing of a sale of shares of Common Stock for cash pursuant to the registration statement initially submitted by the Company to the Commission on a confidential basis on February 26, 2013 and thereafter amended and publicly filed with, and declared effective by, the Commission which subjects the Company to Section 12(g) of the Securities Exchange Act of 1934, as amended.
“Notice of Exercise” means the form of Notice of Exercise set forth on Exhibit 1-B.
“Permitted Payment Methods” means either of (i) wire transfer of immediately available funds to an account in a bank located in the United States designated by the payee for such purpose or (ii) delivery of a certified or official bank check.
“Preferred Stock” means the Series A Preferred Stock and the Series B Preferred Stock.
“Registration Rights Agreement” means the Fourth Amended and Restated Registration Rights Agreement dated as of November 1, 2012 among the Company and the other Persons parties thereto, as may be amended from time to time in accordance therewith.
“Securities Act” means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.
“Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.01 per share, any stock into which such stock shall have been changed or any stock resulting from any reclassification of such stock.
“Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.01 per share, any stock into which such stock shall have been changed or any stock resulting from any reclassification of such stock.
“Shareholders Agreement” means the Fifth Amended and Restated Shareholders Agreement dated as of November 1, 2012 among the Company and the other Persons parties thereto, as may be amended from time to time in accordance therewith; it being understood that it is contemplated pursuant to it that such agreement will terminate upon an Initial Public Offering but with certain provisions continuing in effect beyond such termination as provided therein.
“Warrant” means this Warrant dated as of Closing Date issued to the Initial Holder and all warrants issued upon the transfer of, or in substitution for, any such warrant.
“Warrant Shares” means the number of shares of Series B Preferred Stock issuable from time to time upon exercise of this Warrant and any shares of Series B Preferred Stock issued upon exercise of this Warrant.
Whenever used in this Warrant, any noun or pronoun shall be deemed to include both the singular and plural and to cover all genders, and the words “herein,” “hereof,” and “hereunder” and words

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of similar import shall refer to this instrument as a whole, including any amendments hereto. Unless specified otherwise, all Article, Section and Exhibit references shall be to the Articles, Sections and Exhibits of or to this Warrant.
ARTICLE X
MISCELLANEOUS
10.1    Nonwaiver. No course of dealing or any delay or failure to exercise any right, power or remedy hereunder on the part of the holder hereof shall operate as a waiver of or otherwise prejudice such holder’s rights, powers or remedies.
10.2    Holder Not a Shareholder. Prior to the exercise of this Warrant as hereinbefore provided, the holder hereof shall not be entitled to any of the rights of a shareholder of the Company including, without limitation, the right as a shareholder to (a) vote on or consent to any proposed action of the Company or (b) receive (i) dividends or any other distributions made to shareholders, (ii) notice of or attend any meetings of shareholders of the Company or (iii) notice of any other proceedings of the Company.
10.3    Notices. Any notice, demand or delivery to be made pursuant to the provisions of this Warrant shall be sufficiently given or made (a) when sent by confirmed facsimile transmission if sent during normal business hours of the party to receive such communication and, if not, then on the next business day, (b) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, or (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, when addressed to: (i) the holder of this Warrant or any issued Warrant Shares at its last known address appearing on the books of the Company maintained for such purpose or (ii) the Company at its principal office at 525 Science Drive, Madison, Wisconsin 53711, with a copy to Godfrey & Kahn, S.C., 780 N. Water Street, Milwaukee, WI 53202, Attn: Anna M. Geyso, Fax No.: (414) 273-5198. The holder of this Warrant and the Company may each designate a different address by notice to the other pursuant to this Section 10.3.
10.4    Like Tenor. All Warrants shall at all times be identical, except as to the Preamble.
10.5    Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.
10.6    Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company, the holder hereof and (to the extent provided herein) the holders of the Warrant Shares issued upon exercise of this Warrant, and shall be enforceable by any such holder, all as and to the extent provided herein including Article III hereof.

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10.7    Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Agreement, but this Agreement shall be construed as if such unenforceable provision had never been contained herein.
10.8    Integration. This Warrant replaces all prior agreements, supersedes all prior negotiations and constitutes the entire agreement of the parties with respect to the transactions contemplated herein.
10.9    Amendment. This Warrant may not be modified or amended except by written agreement of the Company and the holder hereof.
10.10    Headings. The headings of the Articles and Sections of this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.
10.11    GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF WISCONSIN.
[signature page follows]

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IN WITNESS WHEREOF, this Warrant has been executed by the Company as of the Closing Date.
CELLULAR DYNAMICS INTERNATIONAL, INC.

By:    ______________________________
Name:    ______________________________
Title:    ______________________________

Exhibit 1-A
ASSIGNMENT FORM
(To be executed only upon the assignment
of the attached Warrant)
FOR VALUE RECEIVED, the undersigned registered holder of the attached Warrant hereby sells, assigns and transfers unto ___________________________, whose address is ________________________________, all of the rights of the undersigned under the attached Warrant, with respect to [______] shares of Series B Preferred Stock of Cellular Dynamics International, Inc. (the “Company”) and, if such shares of Series B Preferred Stock do not include all the shares of Series B Preferred Stock issuable as provided in the attached Warrant, requests that a new Warrant of like tenor for the number of shares of Series B Preferred Stock of the Company not being transferred hereunder be issued in the name of and delivered to the undersigned, and does hereby irrevocably constitute and appoint __________________________ attorney to register such transfer on the books of the Company maintained for that purpose, with full power of substitution in the premises.
Dated:    ________________, ______

By: ____________________________________
(Signature of Registered Holder)

Exhibit 1-B
NOTICE OF EXERCISE FORM
(To be executed only upon partial or full
exercise of the attached Warrant)
The undersigned registered holder of the within Warrant irrevocably exercises the attached Warrant for and purchases [______] shares of Series B Preferred Stock of Cellular Dynamics International, Inc. (the “Company”) and herewith makes payment therefor [in the amount of $______] [or in the case of a cashless exercise: by deduction of      shares in accordance with Section 1.2(B) of the attached Warrant], all at the price and on the terms and conditions specified in the attached Warrant, and requests that a certificate (or [_____] certificates in denominations of [____] shares) for the shares of Series B Preferred Stock hereby purchased be issued in the name of and delivered to (choose one) (a) the undersigned or (b) ___________________________, whose address is ________________________________, and, if such shares of Series B Preferred Stock do not include all the shares of Series B Preferred Stock issuable as provided in the attached Warrant, that a new Warrant of like tenor for the number of shares of Series B Preferred Stock of the Company not being purchased hereunder be issued in the name of and delivered to (choose one) (a) the undersigned or (b) ___________________________,whose address is ________________________________.
Dated:    ________________, ______

By: ____________________________________
(Signature of Registered Holder)

EXHIBIT E
FORM OF TRANCHE 2 WARRANT

Please see attached.

THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND ANY SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE OFFERED FOR SALE, RESOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED ONLY (I) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA. CELLULAR DYNAMICS INTERNATIONAL, INC. MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT THAT ANY TRANSFER IS IN COMPLIANCE WITH FEDERAL AND STATE SECURITIES LAWS AS A CONDITION TO ANY TRANSFER OF SUCH SECURITIES.

THE WARRANT SHARES (AS DEFINED BELOW) WILL BE SUBJECT TO CERTAIN PROVISIONS THAT CONTINUE IN EFFECT AFTER AN INITIAL PUBLIC OFFERING (AS DEFINED BELOW), ALL AS SET FORTH IN THE SHAREHOLDERS AGREEMENT (AS DEFINED BELOW). A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF CELLULAR DYNAMICS INTERNATIONAL, INC. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE SHAREHOLDERS AGREEMENT. THE HOLDER OF THIS WARRANT BY ACCEPTANCE OF THIS WARRANT, AGREES TO BE BOUND BY ALL SUCH PROVISIONS OF THE SHAREHOLDERS AGREEMENT.

Dated:    ______ ___, ____
TRANCHE 2 WARRANT
To Purchase Common Stock of
CELLULAR DYNAMICS INTERNATIONAL, INC.,
a Wisconsin corporation
THIS IS TO CERTIFY that [insert holder’s name and type of entity including jurisdiction of organization (if applicable) ] (the “Holder”), having its principal place of business at [insert holder’s address], or its registered assigns, is entitled upon the due exercise hereof at any time during the Exercise Period (as hereinafter defined) to purchase its Pro Rata Share of the Aggregate Tranche 2 Warrant Shares of Cellular Dynamics International, Inc., a Wisconsin corporation (the “Company”) at a price equal to the Current Market Price of the Company’s Common Stock on the Tranche 2 Closing Date (the “Exercise Price”) and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and subject to the conditions set forth herein. The foregoing Exercise Price and number of shares of Common Stock purchasable hereunder are subject to adjustment as hereinafter set forth.

This Warrant has been issued by the Company in connection with that certain Credit Agreement of even date herewith among the Company, the Persons from time to time parties thereto, as Lenders thereunder, and Sixth Floor, in its capacity as Administrative Agent for such Lenders (as such Credit Agreement same may be amended, restated, refinanced or otherwise modified from time to time, the “Credit Agreement”) in consideration of the loans to the Company by the initial Holder as provided for in such Credit Agreement.
Capitalized terms used, but not otherwise defined, in this Warrant shall have the respective meanings set forth in Article VIII hereof, or if not therein defined, as given to them in the Credit Agreement. Without limiting the foregoing, the terms “Affiliate”, “Pro Rata Share”, “Tranche 2 Commitments”, and “Tranche 2 Loan” have the meanings ascribed thereto in the Credit Agreement. If the Credit Agreement is terminated prior to the termination of this Warrant, such terms shall have the definitions given to them in the Credit Agreement as in effect immediately prior to its termination.
ARTICLE I
EXERCISE OF WARRANT
1.1    Right to Exercise. The registered holder hereof shall have the right, at its option, to exercise this Warrant, in whole or in part, at any time during the period commencing on the date hereof and ending on the tenth anniversary of the Tranche 2 Closing Date, subject to its earlier expiration in accordance with Section 1.5 hereof (the “Exercise Period”).
1.2    Manner of Exercise; Payment. To exercise this Warrant, the holder hereof shall deliver to the Company (a) a Notice of Exercise duly executed by such holder specifying the number of shares of Common Stock to be purchased, (b) an amount equal to the aggregate Exercise Price for all shares of Common Stock to be purchased pursuant to this Warrant and (c) this Warrant. At the option of such holder, payment of the Exercise Price may be made by (A) either of the Permitted Payment Methods, (B) deduction from the number of shares otherwise to be delivered upon exercise of the Warrant that number of shares of Common Stock which has an aggregate Current Market Price on the date of exercise - or if such Common Stock is not then publicly traded, an aggregate Fair Value on the date of exercise - equal to the aggregate Exercise Price for all shares to be purchased pursuant to this Warrant or (C) by any combination of the foregoing methods. The exercise of this Warrant and payment of the Exercise Price pursuant to Section 1.2(B) above is intended to qualify as a tax free reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.
1.3    Effectiveness of Exercise. This Warrant shall be deemed to have been exercised and the shares of Common Stock shall be deemed to have been issued, as of the close of business on the date on which the Notice of Exercise, payment of the Exercise Price (unless a cashless exercise is being effected pursuant to Section 1.2(B)), and this Warrant are received by the Company, and all conditions and required deliveries to the Company, under Article III are satisfied or have been made.
1.4    Issuance of Common Stock. Upon the Company’s receipt of all required deliveries hereunder and the satisfaction or all conditions, as applicable, under Article III, the Company shall, as promptly as practicable but in any event within ten Business Days thereafter, cause to be issued

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and delivered to the holder hereof (or its nominee) or the transferee designated in the Notice of Exercise, a certificate or certificates representing shares of Common Stock equal to the aggregate number of shares of Common Stock specified in the Notice of Exercise (less any shares in payment of a cashless exercise pursuant to Section 1.2(B)). Such certificate or certificates shall be registered in the name of the holder hereof (or its nominee) or, subject to Article III, in the name of such transferee, as the case may be. If this Warrant is exercised in part, the Company shall, at the time of delivery of such certificate or certificates, issue and deliver to the holder hereof or, subject to Article III, the transferee so designated in the Notice of Exercise, a new Warrant evidencing the rights of the holder hereof or such transferee to purchase the aggregate number of shares of Common Stock for which this Warrant shall not have been exercised and this Warrant shall be canceled.
1.5    Treatment of Warrant Upon Acquisition.
For the purpose of this Warrant, “Acquisition” means (a) any sale, license, or other transfer or disposition of all or substantially all of the assets of the Company, or (b) any reorganization, consolidation, or merger of Company, or (c) any sale of Company securities (other than in an Initial Public Offering), in any such case described in (a)-(b) to a third party that is not an Affiliate of the Company (or of any of the Company’s existing security holders), where the holders of Company’s securities before the transaction beneficially own less than fifty percent (50%) of the outstanding voting securities of the surviving or acquiring entity after the transaction.
In the event of an Acquisition, the Holder may either (a) exercise this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (b) permit the Warrant to expire upon the consummation of such Acquisition. The Company shall provide the Holder with written notice of any proposed Acquisition together with such reasonable information as the Holder may request in connection with such contemplated Acquisition giving rise to such notice, which is to be delivered to the Holder not less than twenty (20) days prior to the closing of the proposed Acquisition.
1.6    Fractional Shares. The Company shall not issue fractional shares of Common Stock upon any exercise of this Warrant. The Company shall purchase from the holder any fractional shares otherwise issuable upon exercise at a price equal to an amount calculated by multiplying such fractional share (calculated to the nearest .001 of a share) by the Exercise Price calculated as of the date of the Notice of Exercise. Payment of such amount shall be made at the time of delivery of any certificate or certificates deliverable upon such exercise, in cash or by check payable to the order of the holder hereof or, subject to Article III, the transferee designated in the Notice of Exercise, as the case may be.
1.7    Continued Validity. A holder of shares of Common Stock issued upon the whole or partial exercise of this Warrant shall continue to be entitled to all rights to which a holder of this Warrant is entitled with respect to such stock pursuant to the provisions hereof. The Company agrees and acknowledges that each such holder of such issued Warrant Shares shall be and is hereby deemed to be a third party beneficiary of this Warrant.

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ARTICLE II
REGISTRATION, TRANSFER AND EXCHANGE
The Company shall keep at its principal office a register in which it shall record the registration, transfer and exchange of this Warrant in accordance herewith. The holder hereof and the Company shall take such actions as may be necessary from time to time (or as may be reasonably requested by the other party) to effect the proper registration of this Warrant or portions hereof and in connection with any transfer or exchange of this Warrant or portions hereof. All Warrants issued upon any registration of transfer or exchange of Warrants or portions hereof in accordance herewith shall be the valid obligations of the Company, evidencing the same rights, and entitled to the same benefits, as the Warrants surrendered upon such registration of transfer or exchange.
Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft, or destruction, of indemnity satisfactory to the Company, and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor and denomination. The Company and any agent of the Company may treat the Person in whose name this Warrant is registered on the register kept at the principal office of the Company as the owner and the holder hereof for all purposes.
ARTICLE III
RESTRICTIONS ON TRANSFER
3.1    Notice of Proposed Transfer. Neither this Warrant nor any Warrant Shares shall be transferable without prior written notice to the Company except, subject to the other provisions of this Article III, (a) to an Affiliate of the holder hereof, (b) to a successor to the holder hereof as a result of a merger or consolidation with, or sale of all or substantially all of the stock or assets of, the holder hereof, or (c) to any Person if the holder hereof shall also transfer or assign to such person all or a part of its interest in the Credit Agreement.
3.2.    Condition of Transfer or Exercise of Warrant. Notwithstanding any term or implication herein to the contrary, it shall be a condition to any transfer or exercise of this Warrant that at the time of such transfer or exercise, the Holder shall provide the Company with a representation in writing that the Holder or transferee is acquiring this Warrant and/or the shares of Common Stock to be issued upon exercise for investment purposes only and not with a view to any sale or distribution, or will provide the Company with a statement of pertinent facts covering any proposed distribution. Each certificate evidencing the shares issued upon exercise of this Warrant or upon any transfer of the any or all of the shares of Common Stock issuable upon exercise of this Warrant (other than a transfer registered under the Securities Act or any subsequent transfer of shares so registered) shall, at the Company’s option, if the Shares are not freely saleable under Rule 144 under the Securities Act, contain a legend in form and substance satisfactory to the Company and its counsel, restricting the transfer of the shares to sales or other dispositions exempt from the requirements of the Securities Act. As a further condition to each transfer, at the request of the Company, the Holder shall surrender this Warrant to the Company and the transferee shall receive and accept a Warrant, of like tenor and date, executed by the Company.

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3.3    Rights of Common Stock. The shares of Common Stock issuable upon the exercise of the Warrant will be subject to the rights, preferences and limitations with respect to such class as are set forth in the Articles of Incorporation and will be subject to (and enjoy the benefits of) the provisions of the Shareholders Agreement (that as provided therein continue in effect beyond the termination of such agreement upon an Initial Public Offering) and the Registration Rights Agreement. As a condition to the receipt of any of the Warrant Shares upon the exercise hereof and as set forth in the Notice of Exercise, the Holder if not already a party to such agreement agrees to execute and deliver counterpart signature pages to the Shareholders Agreement (if then in effect) and the Registration Rights Agreement acknowledging and agreeing that the Holder is bound by such agreement expressly for the benefit of the Company and the other parties thereto.
3.4    Legend on Warrants and Certificates.
The Warrant Shares shall bear the following legend:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT. IN ADDITION, ANY TRANSFER OF THESE SHARES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANT DATED AS OF ___________ ____, _____ ORIGINALLY ISSUED BY CELLULAR DYNAMICS INTERNATIONAL, INC. (THE “COMPANY”) TO [INSERT ORIGINAL HOLDER’S NAME] TO PURCHASE SHARES OF COMMON STOCK, $0.01 PAR VALUE, OF THE COMPANY. A COPY OF THE FORM OF SUCH WARRANT IS ON FILE WITH THE SECRETARY OF THE COMPANY AT 525 SCIENCE DRIVE, MADISON, WISCONSIN 53711 AND WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY AT SUCH ADDRESS.”
The Company need not enter into its stock records a transfer of Warrant Shares unless the conditions specified in the foregoing legend are satisfied. The Company may also instruct its transfer agent not to allow the transfer of any of the Warrant Shares unless the conditions specified in the foregoing legend are satisfied.
3.5    Termination of Restrictions. The restrictions imposed under this Article III upon the transferability of this Warrant or Warrant Shares shall cease when (a) a registration statement covering such Warrant Shares becomes effective under the Securities Act or (b) the Company receives an opinion of counsel acceptable to the Company that such restrictions are no longer required in order to ensure compliance with the Securities Act. When such restrictions terminate, the Company shall, or shall instruct its transfer agent and registrar to, issue new certificates in the name of the holder not bearing the legend required under Section 3.4.

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ARTICLE IV
ADJUSTMENT PROVISIONS
4.1    Adjustment for Certain Events. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows
(a)    Reclassification or Merger. In case of (i) any reclassification or change of securities of the class or series issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or (ii) any merger or consolidation of the Company with or into another corporation that is not an Acquisition (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or (iii) any transfer of all or substantially all of the assets of the Company which is not an Acquisition, the Company, or such successor, purchaser or transferee, as the case may be, shall duly execute and deliver to the Holder a new Warrant (in form and substance satisfactory to the Holder of this Warrant), the Company shall make appropriate provision without the issuance of a new Warrant, so that the Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise or conversion of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or consolidation or transfer by a holder of the number of shares of Common Stock then purchasable under this Warrant. Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4.1. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and consolidations and transfers.
(b)    Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Exercise Price shall be proportionately decreased and the number of shares of Common Stock issuable hereunder shall be proportionately increased in the case of a subdivision and the Exercise Price shall be proportionately increased and the number of shares of Common Stock issuable hereunder shall be proportionately decreased in the case of a combination.
(c)    Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to shares of Common Stock payable in shares of Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to shares of Common Stock (except any distribution specifically provided for in Sections 4.1(a) and 4.1(b)),

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then, in each such case, provision shall be made by the Company such that the Holder of this Warrant shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the Holder of the shares of Common Stock issuable upon exercise of this Warrant as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.
(d)    Adjustment of Number of Shares. Upon each adjustment in the Exercise Price, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.
4.2    Notice of Adjustments. Whenever the Exercise Price or the kind or number of securities issuable under this Warrant shall be adjusted pursuant to Section 4.1 hereof, the Company shall prepare a certificate signed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number or kind of shares issuable upon exercise of this Warrant after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by certified or registered mail, return receipt required, postage prepaid) within thirty (30) days of such adjustment to the Holder of this Warrant as set forth in Section 10.3 hereof.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY
The Company hereby represents and warrants to the Initial Holder and each subsequent holder of this Warrant that as of the Tranche 2 Closing Date:
5.1    Organization and Capitalization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin. The authorized capital of the Company consists of _________________ shares of Common Stock, par value $0.0001 per share. As of the date hereof there are _______________ shares of Common Stock issued and outstanding, and no shares of the Company’s capital stock are held in its treasury. All the outstanding shares of the Company’s capital stock have been validly issued without violation of any preemptive or similar rights and are fully paid and nonassessable.
5.2    Authority. The Company has full corporate power and authority to execute and deliver this Warrant and to perform all of its obligations hereunder, and the execution, delivery and performance hereof have been duly authorized by all necessary corporate action on its part. This Warrant has been duly executed on behalf of the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.
5.3    No Legal Bar. Neither the execution, delivery or performance of this Warrant will (a) conflict with or result in a violation of the articles or certificate of incorporation or bylaws of

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the Company, (b) conflict with or result in a violation of any law, statute, regulation, order or decree applicable to the Company, (c) require any consent or authorization or filing with, or other act by or in respect of, any governmental authority, or (d) result in a breach of, constitute a default under or constitute an event creating rights of acceleration, termination or cancellation under any mortgage, lease, contract, franchise, instrument or other agreement to which the Company is a party or by which it is bound.
5.4    Validity of Shares. When issued upon the exercise of this Warrant as contemplated herein, shares of Common Stock will have been validly issued and will be fully paid and nonassessable and without violation of any preemptive or similar rights.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY
The Holder hereby represents and warrants to the Company with respect to this purchase as follows:
6.1    Investor Sophistication. The Holder has substantial experience in evaluating and investing in private placement transactions of securities of companies similar to the Company so that the Holder is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its interests.
6.2    Investment Intent. The Holder is acquiring this Warrant and the Warrant Shares issuable upon exercise of this Warrant (collectively the “Securities”) for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. The Holder understands that the Securities have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.
6.3    Indefinite Holding Period. The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act.
6.4    Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.
6.5    Access to Information. The Holder has had an opportunity to discuss the Company’s business, management and financial affairs with its management and an opportunity to review the Company’s facilities. The Holder understands and agrees that the Company is not making any representations and warranties upon which the Holder may rely in making its decisions to invest in and purchase the Securities except as expressly set forth herein on in the Credit Agreement and herein.

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ARTICLE VII
VARIOUS COVENANTS OF THE COMPANY
7.1    No Impairment or Amendment. The Company shall not by any action including, without limitation, amending its articles or certificate of incorporation or by-laws, any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant or impair the ability of the holder to realize upon the intended economic value hereof, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the holder hereof against impairment. Without limiting the generality of the foregoing, the Company shall (a) not increase the par value of any shares of Common Stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, (b) take all such action as may be necessary or appropriate in order that the Company may validly issue fully paid and nonassessable shares of Common Stock upon the valid exercise of this Warrant, (c) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.
7.2    Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance, sale and delivery upon the exercise of this Warrant, a number of shares of Common Stock equal to the number of shares of Common Stock issuable from time to time upon exercise of this Warrant and, prior to any conversion of Common Stock contemplated in Section 4.3, the number of shares of Common Stock into which such Common Stock may converted. All such shares of Common Stock shall be duly authorized and, when issued upon exercise of this Warrant, shall be validly issued and fully paid and nonassessable.
7.3    Certain Expenses. The Company shall pay all expenses in connection with, and all taxes (other than stock transfer taxes) and other governmental charges that may be imposed in respect of, the issuance of this Warrant and certificates for shares of Common Stock upon exercise of this Warrant.
ARTICLE VIII DEFINITIONS
The terms defined in this Article VIII, whenever used in this Warrant, shall have the following respective meanings:
“Aggregate Tranche 2 Warrant Shares” means the product equal to Tranche 2 Commitments multiplied by three percent (3%) divided by the Current Market Price of the Company’s Common Stock on the Tranche 2 Closing Date.
“Articles of Incorporation” means the Company’s Fifth Amended and Restated Articles of Incorporation, as amended (without any breach of the Credit Agreement) as of the Tranche 2 Closing Date and as thereafter may be amended or restated from time to time.
“Assignment” means the form of Assignment set forth on Exhibit 1-A.

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“Commission” means the Securities and Exchange Commission or another Federal agency from time to time administering the Securities Act.
“Common Stock” means shares of the Company’s Common Stock, par value $0.0001 per share.
“Current Market Price” as to any security on any date specified herein means the average of the daily closing prices for the thirty (30) consecutive trading days before such date excluding any trades which are not bona fide arm’s length transactions. The closing price for each day shall be (i) the mean between the closing high bid and low asked quotations of any such security in the over-the-counter market as shown by the National Association of Securities Dealers, Inc. Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, as reported by any member firm of the New York Stock Exchange selected by the Company, (ii) if not quoted as described in clause (i), the mean between the high bid and low asked quotations for any such security as reported by the National Quotation Bureau Incorporated or any similar successor organization, as reported by any member firm of the New York Stock Exchange selected by the Company, or (iii) if any such security is listed or admitted for trading on any national securities exchange, the last sale price of any such security, regular way, or the mean of the closing bid and asked prices thereof if no such sale occurred, in each case as officially reported on the principal securities exchange on which any such security is listed. If any such security is quoted on a national securities or central market system in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (i) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (iii) of the preceding sentence if actual transactions are reported.
“Fair Value” means the fair value of a Warrant Share as mutually agreed upon by the Company and the Holder.
“Initial Holder” means Sixth Floor Investors LP.
“Initial Public Offering” means the closing of a sale of shares of Common Stock for cash pursuant to the registration statement initially submitted by the Company to the Commission on a confidential basis on February 26, 2013 and thereafter amended and publicly filed with, and declared effective by, the Commission which subjects the Company to Section 12(g) of the Securities Exchange Act of 1934, as amended.
“Notice of Exercise” means the form of Notice of Exercise set forth on Exhibit 1-B.
“Permitted Payment Methods” means either of (i) wire transfer of immediately available funds to an account in a bank located in the United States designated by the payee for such purpose or (ii) delivery of a certified or official bank check.
“Registration Rights Agreement” means the Fourth Amended and Restated Registration Rights Agreement dated as of November 1, 2012 among the Company and the other Persons parties thereto, as may be amended from time to time in accordance therewith.

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“Securities Act” means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.
“Shareholders Agreement” means the Fifth Amended and Restated Shareholders Agreement dated as of November 1, 2012 among the Company and the other Persons parties thereto, as may be amended from time to time in accordance therewith; it being understood that it is contemplated pursuant to it that such agreement will terminate upon an Initial Public Offering but with certain provisions continuing in effect beyond such termination as provided therein.
“Tranche 2 Closing Date” means the date the first Tranche 2 Loan is disbursed.
“Warrant” means this Warrant dated as of the Tranche 2 Closing Date issued to the Initial Holder and all warrants issued upon the transfer of, or in substitution for, any such warrant.
“Warrant Shares” means the number of shares of Common Stock issuable from time to time upon exercise of this Warrant and any shares of Common Stock issued upon exercise of this Warrant.
Whenever used in this Warrant, any noun or pronoun shall be deemed to include both the singular and plural and to cover all genders, and the words “herein,” “hereof,” and “hereunder” and words of similar import shall refer to this instrument as a whole, including any amendments hereto. Unless specified otherwise, all Article, Section and Exhibit references shall be to the Articles, Sections and Exhibits of or to this Warrant.
ARTICLE X
MISCELLANEOUS
10.1    Nonwaiver. No course of dealing or any delay or failure to exercise any right, power or remedy hereunder on the part of the holder hereof shall operate as a waiver of or otherwise prejudice such holder’s rights, powers or remedies.
10.2    Holder Not a Shareholder. Prior to the exercise of this Warrant as hereinbefore provided, the holder hereof shall not be entitled to any of the rights of a shareholder of the Company including, without limitation, the right as a shareholder to (a) vote on or consent to any proposed action of the Company or (b) receive (i) dividends or any other distributions made to shareholders, (ii) notice of or attend any meetings of shareholders of the Company or (iii) notice of any other proceedings of the Company.
10.3    Notices. Any notice, demand or delivery to be made pursuant to the provisions of this Warrant shall be sufficiently given or made (a) when sent by confirmed facsimile transmission if sent during normal business hours of the party to receive such communication and, if not, then on the next business day, (b) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, or (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, when addressed to: (i) the holder of this Warrant or any issued Warrant Shares at its last known address appearing on the books of the Company maintained for such purpose or (ii) the Company at its principal

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office at 525 Science Drive, Madison, Wisconsin 53711, with a copy to Godfrey & Kahn, S.C., 780 N. Water Street, Milwaukee, WI 53202, Attn: Anna M. Geyso, Fax No.: (414) 273-5198. The holder of this Warrant and the Company may each designate a different address by notice to the other pursuant to this Section 10.3.
10.4    Like Tenor. All Warrants shall at all times be identical, except as to the Preamble.
10.5    Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.
10.6    Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company, the holder hereof and (to the extent provided herein) the holders of the Warrant Shares issued upon exercise of this Warrant, and shall be enforceable by any such holder, all as and to the extent provided herein including Article III hereof.
10.7    Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Agreement, but this Agreement shall be construed as if such unenforceable provision had never been contained herein.
10.8    Integration. This Warrant replaces all prior agreements, supersedes all prior negotiations and constitutes the entire agreement of the parties with respect to the transactions contemplated herein.
10.9    Amendment. This Warrant may not be modified or amended except by written agreement of the Company and the holder hereof.
10.10    Headings. The headings of the Articles and Sections of this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.
10.11    GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF WISCONSIN.
[signature page follows]

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IN WITNESS WHEREOF, this Warrant has been executed by the Company as of the Tranche 2 Closing Date.
CELLULAR DYNAMICS INTERNATIONAL, INC.

By:    ______________________________
Name:    ______________________________
Title:    ______________________________

Exhibit 1-A
ASSIGNMENT FORM
(To be executed only upon the assignment
of the attached Warrant)
FOR VALUE RECEIVED, the undersigned registered holder of the attached Warrant hereby sells, assigns and transfers unto ___________________________, whose address is ________________________________, all of the rights of the undersigned under the attached Warrant, with respect to [______] shares of Common Stock of Cellular Dynamics International, Inc. (the “Company”) and, if such shares of Common Stock do not include all the shares of Common Stock issuable as provided in the attached Warrant, requests that a new Warrant of like tenor for the number of shares of Common Stock of the Company not being transferred hereunder be issued in the name of and delivered to the undersigned, and does hereby irrevocably constitute and appoint __________________________ attorney to register such transfer on the books of the Company maintained for that purpose, with full power of substitution in the premises.
Dated:    ________________, ______

By: ____________________________________
(Signature of Registered Holder)

Exhibit 1-B
NOTICE OF EXERCISE FORM
(To be executed only upon partial or full
exercise of the attached Warrant)
The undersigned registered holder of the within Warrant irrevocably exercises the attached Warrant for and purchases [______] shares of Common Stock of Cellular Dynamics International, Inc. (the “Company”) and herewith makes payment therefor [in the amount of $______] [or in the case of a cashless exercise: by deduction of      shares in accordance with Section 1.2(B) of the attached Warrant], all at the price and on the terms and conditions specified in the attached Warrant, and requests that a certificate (or [_____] certificates in denominations of [____] shares) for the shares of Common Stock hereby purchased be issued in the name of and delivered to (choose one) (a) the undersigned or (b) ___________________________, whose address is ________________________________, and, if such shares of Common Stock do not include all the shares of Common Stock issuable as provided in the attached Warrant, that a new Warrant of like tenor for the number of shares of Common Stock of the Company not being purchased hereunder be issued in the name of and delivered to (choose one) (a) the undersigned or (b) ___________________________,whose address is ________________________________.
Dated:    ________________, ______

By: ____________________________________
(Signature of Registered Holder)

9659658_3

9685846_1